                                                                     Exhibit 2.3

                           STOCK PURCHASE AGREEMENT

                                 By and Among

                                NovaCare, Inc.,

                              NC Resources, Inc.

                                      and

                          Select Medical Corporation



                             As of October 1, 1999

                               TABLE OF CONTENTS
                               -----------------

SECTION I    PURCHASE AND SALE OF THE SHARES...........................................................................   1

  1.01.      Purchase and Sale of the Shares...........................................................................   1
  1.02.      Purchase Price............................................................................................   1
  1.03.      Delivery of the Shares....................................................................................   2
  1.04.      Intercompany Account Obligations..........................................................................   2
  1.05.      Guaranties................................................................................................   2

SECTION II   REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SELLER...............................................   3

  2.01.      Organization and Qualification: Subsidiaries: Managed Companies...........................................   3
  2.02.      Conflicts.................................................................................................   3
  2.03.      Capitalization............................................................................................   4
  2.04.      Financial Statements: No Undisclosed Liabilities..........................................................   4
  2.05.      Accounts Receivable.......................................................................................   5
  2.06.      Absence of Certain Chances................................................................................   6
  2.07.      Taxes.....................................................................................................   6
  2.08.      Real Property Owned or Leased.............................................................................   8
  2.09.      Title to Assets...........................................................................................   8
  2.10.      Contractual and Other Obligations.........................................................................   8
  2.11.      Compensation..............................................................................................  10
  2.12.      Employee Benefit Plans....................................................................................  10
  2.13.      Labor Relations...........................................................................................  11
  2.14.      Insurance.................................................................................................  11
  2.15.      Litigation................................................................................................  12
  2.16.      Permits: Compliance with Environmental Law: Compliance....................................................  12
  2.17.      Bank Accounts.............................................................................................  15
  2.18.      Trademarks................................................................................................  15
  2.19.      Transactions with Certain Persons.........................................................................  16
  2.20.      Authority.................................................................................................  16
  2.21.      Ownership of Shares.......................................................................................  17
  2.22.      Consents..................................................................................................  17
  2.23.      Foreign Person............................................................................................  17
  2.24.      Year 2000.................................................................................................  17
  2.25.      Medicare Participation!...................................................................................  17
  2.26.      Exclusion.................................................................................................  18
  2.27.      Federal Health Care Programs..............................................................................  18
  2.28.      No Criminal Proceeding....................................................................................  19
  2.29.      Third-Party Payment Contracts.............................................................................  19
  2.30.      Billing; Gratuitous Payments..............................................................................  19

  2.31.      Reimbursement Matters.....................................................................................  19
  2.32.      Solvency..................................................................................................  20
  2.33.      Opinion of Financial Advisor..............................................................................  20
  2.34.      Disclosure................................................................................................  20
SECTION III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................................  20
  3.01.      Organization..............................................................................................  20
  3.02.      Authority.................................................................................................  20
  3.03.      Conflicts.................................................................................................  20
  3.04.      Litigation; Disputes......................................................................................  21
  3.05.      Consents..................................................................................................  21
  3.06.      Investment Purpose........................................................................................  21
  3.07.      Financing.................................................................................................  21
SECTION IV.  THE CLOSING...............................................................................................  21
  4.01.      Time and Place of the Closing.............................................................................  21
  4.02.      Termination...............................................................................................  22
  4.03.      Effect on Obligations.....................................................................................  22
  4.04.      Return of Documentation...................................................................................  23
  4.05.      Sole and Exclusive Remedy.................................................................................  23
SECTION V    CONDITIONS TO THE SELLER'S OBLIGATIONS TO CLOSE...........................................................  23
  5.01.      Certificates..............................................................................................  23
  5.02.      Opinion of the Purchaser's Counsel........................................................................  24
  5.03.      Representations, Warranties and Covenants.................................................................  24
  5.04.      No Litigation.............................................................................................  24
  5.05.      HSR Act Approval..........................................................................................  24
SECTION VI.  CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE.........................................................  24
  6.01.      Certificates..............................................................................................  24
  6.02.      Opinion of the Parent's Counsel...........................................................................  25
  6.03.      Representations; Warranties and Covenants.................................................................  25
  6.04.      No Litigation.............................................................................................  26
  6.05.      Approvals.................................................................................................  26
  6.06.      HSR Act Approval..........................................................................................  26
  6.07.      Resignations..............................................................................................  26
  6.08.      Escrow Agreement..........................................................................................  26
  6.09.      Third Party Consents......................................................................................  26
  6.10.      PNC Liens.................................................................................................  26

SECTION VII CONDUCT OF THE BUSINESS....................................................................................  27

  7.01.      Limitations on Conduct....................................................................................  27
  7.02.      Preparation and Filing of Tax Returns.....................................................................  28
  7.03.      Access; Information and Documents.........................................................................  28
  7.04.      Preparation and Filing of Medicare and Medicaid Cost Reports..............................................  29
  7.05.      Payment of Sellers' Notes and Earn Out Amounts............................................................  29

SECTION VIII OTHER AGREEMENTS OF THE PARTIES...........................................................................  29

  8.01.      Announcements.............................................................................................  29
  8.02.      Employee Matters..........................................................................................  29
  8.03.      Labor Relations...........................................................................................  31
  8.04.      Access to Information.....................................................................................  31
  8.05.      Intentionally left blank..................................................................................  33
  8.06.      Tax Matters...............................................................................................  33
  8.07.      [Intentionally omitted]...................................................................................  36
  8.08.      Agreement by the Purchaser Regarding No Other Representations or Warranties by the Parent or the Seller...  36
  8.09.      Use of NovaCare Name......................................................................................  36
  8.10.      Employee Obligations......................................................................................  37
  8.11.      Non-Competition; Nonsolicitation..........................................................................  38
  8.12.      No Solicitation...........................................................................................  39
  8.13.      Confidentiality...........................................................................................  39
  8.14.      Acquisition of Rights to Confidentiality..................................................................  39
  8.15.      Accounts Receivable.......................................................................................  40
  8.16.      NCES Subscriber Agreement.................................................................................  40
  8.17.      NCES Office Support Services Agreement....................................................................  41
  8.18.      Transition Services Agreement.............................................................................  41
  8.19.      Transition Obligations....................................................................................  41
  8.20.      Representations regarding Working Capital, Long-Term
             Liabilities and Tax Basis.................................................................................  41
  8.21.      Contribution of Assets....................................................................................  43
  8.22.      Notice of Distributions...................................................................................  43
  8.23.      Updated Financial Information.............................................................................  43
  8.24.      Furniture, Fixtures.......................................................................................  43

SECTION IX INDEMNIFICATION.............................................................................................  44

  9.01.      Indemnification by the Parent and the Seller..............................................................  44
  9.02.      Indemnification by the Group Members......................................................................  44
  9.03.      Procedure for Indemnification.............................................................................  45
  9.04.      Limits on the Liability of the Parent and Seller..........................................................  48
  9.05.      Other Limits on Indemnification...........................................................................  48
  9.06.      Losses Net................................................................................................  48

  9.07.      Sole and Exclusive Remedy.................................................................................  48
  9.08.      Limitation on indemnification.............................................................................  49
  9.09.      Limitation on Materiality.................................................................................  49

SECTION X BROKERS AND FINDERS..........................................................................................  49

  10.01.     The Parent's and the Seller's Obligations.................................................................  49
  10.02.     The Purchaser's Obligations...............................................................................  49

SECTION XI MISCELLANEOUS...............................................................................................  50

  11.01.     Notices...................................................................................................  50
  11.02.     Assignment................................................................................................  50
  11.03.     Further Action............................................................................................  50
  11.04.     Binding Effect............................................................................................  50
  11.05.     Expenses..................................................................................................  50
  11.06.     Arbitration...............................................................................................  51
  11.07.     Schedules and Exhibits....................................................................................  51
  11.08.     Invalidity................................................................................................  51
  11.09.     Headings..................................................................................................  51
  11.10.     Governing Law.............................................................................................  52
  11.11.     Counterparts..............................................................................................  52
  11.12.     Construction..............................................................................................  52
  11.13.     Assignment of Parent Agreements...........................................................................  52

SECTION XII DEFINITIONS................................................................................................  52

  12.01.     Certain Definitions.......................................................................................  52


Schedule 1.02       Allocation of Purchase Price Among Companies
Schedule 1.02A      Seller Notes and Other Third Party Indebtedness
Schedule 1.04       Intercompany Account Obligations
Schedule 1.05       Seller Guaranteed Obligations
Schedule 2.01       Subsidiaries, Capital Stock, Managed Companies
Schedule 2.02       Group Member Conflicts
Schedule 2.03       Capitalization
Schedule 2.04       Liabilities; Financial Statements
Schedule 2.04A      Cash Receipts and Disbursements
Schedule 2.04G      1999 Cash Collection Analysis
Schedule 2.06       Certain Changes
Schedule 2.07       Taxes
Schedule 2.08       Real Property
Schedule 2.09       Title; Liens
Schedule 2.11       Compensation

Schedule 2.11A      Employee Contractual Severance
Schedule 2.12       Benefit Plans
Schedule 2.13       Labor Relations
Schedule 2.14       Insurance
Schedule 2.15       Litigation
Schedule 2.16       Permits: Environmental
Schedule 2.16(g)    Facility Approvals
Schedule 2.16(h)    Medicare Participation - Exceptions
Schedule 2.18       Intellectual Property
Schedule 2.19       Transactions with Certain Persons
Schedule 2.22       Consents
Schedule 2.24       Year 2000
Schedule 2.25       Medicare Provider Numbers
Schedule 2.30       Billing
Schedule 2.31       Reimbursement Matters
Schedule 7.01       Conduct of the Business
Schedule 8.02(e)    Non-PROH COBRA Individuals
Schedule 8.10       Mountain Contract
Schedule 8.20(b)-1  Consolidated Net Working Capital
Schedule 9.02       Parent Agreements

EXHIBITS

     Exhibits 1.02  Escrow Agreements

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), made as of October 1, 1999, by and among NovaCare, Inc., a Delaware corporation (the "Parent"), NC Resources, Inc., a Delaware corporation (the "Seller"), and Select Medical
Corporation, a Delaware corporation (the "Purchaser").   Capitalized terms used
herein and not defined in the specific Section in which they are used, shall have the meanings assigned to such terms in Section XII hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Seller is the holder of all of the issued and outstanding shares of common stock, $.01 par value per share (the "Common Stock"), of each of RehabClinics, Inc., a Delaware corporation ("RehabClinics"), NovaCare Occupational Health Services, Inc., a Delaware corporation ("NOHS"), Industrial Health Care Company, Inc., a Delaware corporation ("IHCC"), CMC Center Corporation, a Delaware corporation ("CMC"), and NovaMark, Inc., a Delaware corporation ("NM") (each of RehabClinics, NOHS, IHCC, CMC, and NM hereinafter referred to, individually, as a "Company" and, collectively, as the "Companies");

          WHEREAS, the Parent is the holder of all of the outstanding capital stock of the Seller; and

          WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, for the consideration hereinafter provided, all of the outstanding shares of the Common Stock of the Companies (collectively, the "Shares").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bond, hereby agree as follows:

                                   SECTION I
                                   ---------

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          1.01.  Purchase and Sale of the Shares. Subject to the terms and
                 -------------------------------
conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing, the Seller agrees to sell, assign and convey the Shares to the Purchaser and the Purchaser agrees to purchase, acquire and accept the Shares from the Seller.

          1.02.  Purchase Price. The aggregate purchase price for the Shares
                 --------------
shall be Two Hundred Million Dollars ($200.000.000) (the "Purchase Price"). The Purchase Price shall be payable at Closing by: (i) the assumption of the principal of and accrued interest outstanding in the Closing Date under the promissory notes payable by Parent, the Companies or Subsidiaries to the sellers of acquired businesses and/or other third parties in connection with such acquisitions

(collectively, the "Seller Notes") and other third party indebtedness, all as listed on Schedule 1.02A, which principal and accrued interest as of June 30,
          --------------
1999 was in the approximate amount of $46.8 million, (ii) the payment by wire transfer of immediately available funds of Twenty Five Million Dollars ($25,000,000) to PNC Bank, NA as escrow agent (the "Escrow Agent"), which amount the Escrow Agent shall hold in escrow pursuant to an escrow agreement substantially in the form of Exhibit 1.02 hereto (the "Escrow Agreement"), and
                             ------------
(iii) the payment of the balance of the Purchase Price (being $175,000,000 less the principal of and accrued interest as of the Closing Date under the indebtedness identified in clause (i)) to the Seller by bank wire transfer of immediately available funds to an account or accounts designated in writing by the Seller at least three business days prior to Closing. The Purchase Price for the Shares will be allocated among the Companies as set forth on Schedule 1.02B.
                                                                 --------------
The parties agree that all Tax Returns or other Tax information they may file or cause to be filed with any governmental entity shall be prepared and timely filed consistently with such allocation.

          1.03.  Delivery of the Shares. At the Closing, the Seller shall
                 ----------------------
deliver the Shares to the Purchaser by delivering certificates duly endorsed in blank representing the Shares, each certificate to be accompanied by any requisite stock transfer tax stamps and, any other documents that are reasonably necessary to transfer to the Purchaser good title to the Stock, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatever nature.

          1.04.  Intercompany Account Obligations.  As a material inducement to
                 --------------------------------
the Purchaser to purchase the Shares, as of the Effective Time, except as set forth on Schedule 1.04 hereto, all then outstanding intercompany obligations of
         -------------
any Group Member to the Parent, the Seller or any of their Affiliates (other than any Group Member) shall be cancelled or otherwise eliminated, without cash to or payment by any Group Member and be deemed capital contributions to such Group Member, and all then outstanding intercompany obligations of the Parent, the Seller or any of their Affiliates (other than any Group Member) to any Group Member shall be cancelled or otherwise eliminated, and in all cases none of the Parent, the Seller, any of their Affiliates or any Group Member shall have any further liability or obligation in respect of any such intercompany obligation; provided that nothing in this Section 1.04 shall affect any of the covenants, agreements, obligations or liabilities of the Parent, the Seller or the Purchaser set forth in this Agreement.

          1.05.  Guaranties.  In the event that the Seller, the Parent or any of
                 ----------
their Affiliates (other than any Group Member) has guaranteed (the entity obligated under any such guaranty being hereinafter referred to as the "Guarantor") any obligations (the "Seller Guaranteed Obligation") of any Group Member outstanding as of the Closing Date, as more specifically described on
Schedule 1 .05 hereto, to the extent reasonably requested by the Parent, the
--------------
Purchaser shall use its best efforts to obtain the release of each Guarantor from any liability with respect to the Seller Guaranteed Obligations and, in any event, from and after Closing such Group Member shall indemnify and hold each Guarantor harmless from and against any such liability: provided, however, that the Purchaser's best efforts shall not include any requirement to make any payment or provide any collateral.

                                  SECTION II
                                  ----------

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SELLER
          -----------------------------------------------------------

          In connection with the purchase and sale of the Shares hereunder, the Parent and the Seller, jointly and severally, hereby represent and warrant to the Purchaser, as of the date hereof and as of the Closing Date, that:

          2.01.  Organization and Qualification: Subsidiaries: Managed
                 -----------------------------------------------------
Companies.  Each of(i) the Companies, (ii) each subsidiary of any Company (each
---------
a "Subsidiary" and, collectively, the "Subsidiaries") and (iii) each corporation, partnership, professional corporation, limited liability company, limited liability partnership or other entity that is managed by any Group Member (each a "Managed Company" and collectively the "Managed Companies") is listed on Schedule 2.01 hereto and the Seller, each Group Member and each
          -------------
Managed Company is validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, limited liability company or partnership (as applicable) power, authority and legal right to own, operate and lease its assets and properties and to conduct the businesses in which it is now engaged. The Seller, each Group Member and each Managed Company is duly qualified to transact business as a foreign corporation, limited liability company or partnership (as applicable) in all jurisdictions wherein it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. None of the Companies have any subsidiaries other than the Subsidiaries. Other than the Subsidiaries and other than as set forth on Schedule 2.01 hereto, none of the Companies own any
                           -------------
capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, limited liability company or other entity nor is any Company bound by any agreement to acquire any such capital stock or other proprietary interest. Copies of the certificate of incorporation and by-laws, or other organizational documents, and of the minute book of each Company and each Subsidiary and each Managed Company have been made available to the Purchaser on or prior to the Closing Date, which copies are complete and correct and include all amendments, modifications or supplements thereto. The certificate of incorporation and by-laws, or other organizational documents of each Company and each Subsidiary and each Managed Company are in full force and effect. Except for the Group Members, Parent and its subsidiaries do not own any other business engaged in the business of outpatient physical rehabilitation and occupational health.

          2.02.  Conflicts.  Neither the execution and delivery of this
                 ---------
Agreement by the Parent or the Seller, nor the consummation of the transactions contemplated hereby to be consummated by the Parent or the Seller, (a) violates or conflicts with any provision of the certificate of incorporation or by-laws or other organizational documents of the Parent, the Seller or any Group Member or Managed Company or (b) constitutes a violation of or contravenes with any Applicable Law or Environmental Laws. Except as set forth on Schedule 2.02
                                                              -------------
hereto, neither the execution and delivery of this Agreement by the Parent or the Seller nor the consummation of the transactions contemplated hereby to be consummated by the Parent or the Seller violates, conflicts with, requires any consent under, results in any breach of any of the terms of or results in the termination of or the creation of any material Lien pursuant to the terms of any contract or other obligation to which the Parent or the Seller is subject except where such violation, conflict, breach, termination or Lien is not reasonably likely to have a Material Adverse Effect.

          2.03.  Capitalization. The authorized, issued and outstanding capital
                 --------------
stock or other equity interests of each Company and each Subsidiary and each Managed Company is as set forth on Schedule 2.03 hereto. All of the outstanding
                                   -------------
shares of the Common Stock of the Companies and, except as set forth on Schedule
                                                                        --------
2.03 hereto, all of the outstanding shares of capital stock or other equity
----
interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned of record by the Seller, a Company or a Subsidiary, as the case may be, were not issued in violation of the terms of any contract binding upon the Seller, a Company or a Subsidiary, as the case may be, and were issued in compliance with each applicable certificate of incorporation, bylaws or other organizational documents of the Seller, a Company or a Subsidiary, as the case may be, and all applicable federal and state securities or "blue sky" laws and regulations. Schedule 2.03 hereto sets forth
                                               -------------
the owner of record of the capital stock or other equity interest in each Managed Company. Except as set forth on Schedule 2.03 hereto, there are no
                                        -------------
outstanding subscriptions, warrants, options, calls, commitments, convertible or exchangeable securities, or other rights or agreements to purchase or acquire from any Group Member, the Parent or the Seller or any of their Affiliates shares of capital stock or other equity interests of any Group Member or demands of any character binding on any Group Member, Parent or any of their Affiliates relating to the capital stock of any Company or Subsidiary. Except as set forth on Schedule 2.03 hereto, there are no agreements concerning the issuance,
   -------------
voting, transfer, acquisition or disposition of shares of capital stock or other equity interests of any Group Member to which any Group Member, the Parent or the Seller is a party.

          2.04.  Financial Statements: No Undisclosed Liabilities.  (a) Attached
                 ------------------------------------------------
as Schedule 2.04 are the following financial statements (collectively, including
   -------------
the footnotes to such financial statements, the "Financial Statements"):

          (i) audited combined statements of the results of operations and cash flows of the Companies and their subsidiaries for the fiscal years ended June 30, 1999, 1998 and 1997 and combined balance sheets of the Companies and their subsidiaries as at June 30, 1999 and 1998 together with the footnotes thereto; and

          (ii) unaudited combined statement of the results of operations of the Companies and their subsidiaries for the fiscal quarter ended June 30, 1999.

          (b) The Financial Statements set forth in subsection (a)(i) above have been audited by PricewaterhouseCoopers, independent public accountants. The Financial Statements (i) have been prepared from and are in accordance with the books and records of the Companies, (ii) fairly present in all material respects the consolidated financial condition of the Companies and the Subsidiaries and the results of their operations and cash flows as of the date and for the periods specified therein, and iii) have been prepared in accordance with GAAP
 .A11 references
in this Agreement to the "Balance Sheet" shall mean the combined balance sheet of the Companies and their subsidiaries as at June 30, 1999 included in the Financial Statements. The Financial Statements include the results of operations of, and assets and liabilities of, the Managed Companies, as if they were subsidiaries of the Companies.

          (c)    Attached in Schedule 2.04A is a schedule showing earnings
                             --------------
before interest, income taxes, depreciation and amortization ("EBITDA") and cash disbursements of the Companies and the Subsidiaries on a quarterly basis for the one-year period ended June 30, 1999.

          (d)    Except as set forth in Schedule 2.04 or Schedule 2.04A hereto,
                                        -------------------------------
no Group Member has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except for:

          (i) liabilities and obligations set forth or reserved against in the Financial Statements;

          (ii) liabilities and obligations incurred in the ordinary course of business subsequent to the date of the Financial Statements and reflected on the Closing Balance Sheet (as defined herein); and

          (iii) liabilities and obligations described or otherwise disclosed on, or which may arise out of or with respect to the matters or Contracts described or otherwise disclosed on, the Schedules to this Agreement.

          (e) Except for indebtedness to be cancelled or otherwise eliminated as set forth in Section 1.04 hereof and except for indebtedness among Group Members, no Group Member has or has guaranteed any indebtedness for borrowed funds.

          (f)    Set forth in Schedule 2.04A is the correct and complete list of
                              --------------
(i) the Seller Notes including the entity or individuals owed, the acquisitions to which each of the Seller Notes relate, the dates each of the principal payments under the Seller Notes are due, the amount due under each of the Seller Notes and the current and long term obligations relating to each of the Seller Notes, and (ii) all so called "earn-out" obligations of any Group Member including the name of the acquisition giving rise to such earn-out, the acquisition date, and the terms of the applicable earn-out provision. The information set forth on Schedule 2 04A is true, correct and complete.
                         --------------

          (g)    Attached as Schedule 2.04(G) is a schedule showing a cash
                             ---------------
collection analysis of the Group Members which provide physical rehabilitation services for the fiscal year 1999 on a monthly basis.

          2.05.  Accounts Receivable.  All accounts receivable of the Group
                 -------------------
Members reflected on the Balance Sheet included in the Financial Statements, and all accounts receivable which have arisen since June 30, 1999, are valid and have arisen only from bona fide arm's length transactions in the ordinary course of the business of the Group Members. .A11 of such accounts receivable have been billed and are generally due within 30 days after such billing and, to the Knowledge of Parent, are not subject to any counterclaims or offsets. The accounts receivable, net of reserves, set forth on the Balance Sheet are presented fairly on such Balance Sheet in accordance with GAAP.

          2.06.  Absence of Certain Chances.  Except as set forth in Schedule
                 ---------- ---------------                          --------
2.06, since June 30, 1999 there has not been any (a) change in the assets,
----
properties, net worth, results of operations, business or financial condition of the Group which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect; (b) material damage to or destruction or loss of the assets or properties of the Group, whether or not insured; (c) material changes in the Group's customary methods of operations or the manner in which their business is conducted; or (d) except in the ordinary course of business, sale or transfer of material tangible or intangible assets of the Group, or mortgage, pledge or imposition of any Lien on such assets except for Permitted Liens (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any Group Member or any Subsidiary; (f) any making or authorization of any capital expenditures in excess of $100,000 individually or $300,000 in the aggregate (other than with respect to start-ups or other facility consolidations planned in the ordinary course of business provided that the expenditures are consistent with the year to date capital budget); (g) any change by any Group Member or any Subsidiary in any method of accounting or keeping its books of account or accounting practices; or (h) any transactions with Parent or Affiliates (other than a Group Member) except transfers of cash in the ordinary course of business.

          2.07.  Taxes.  Except as set forth in Schedule 2.07 hereto:
                 -----                          -------------

          (a) The Parent has filed or caused to be filed on a timely basis all returns, reports or other declarations relating to Taxes required to be filed with respect to each Group Member (the "Tax Returns"), and the Parent has timely paid or caused to be paid all Federal, state, local and foreign taxes (including, but not limited to, income, franchise, property (real, tangible and intangible), sales, use, unemployment, withholding, gross receipts, business license, transfer, capital, net worth, gains, excise, social security, workers' compensation and other taxes of any kind whatsoever and estimated income and franchise tax payments, and penalties, interest and fines with respect to any thereof) (collectively, "Taxes") set forth on such Tax Returns as due and payable with respect to the periods covered by such Tax Returns and all other taxes of any Group Members that are due and payable, whether or not reflected on a Tax Return. Since their respective dates of acquisition, the taxable income of each of the Group Members has been included in the consolidated Federal income Tax Returns of the Parent to the extent required to be included under the Code and in the consolidated, combined, unitary or individual state income Tax Returns of the Parent or an Affiliate to the extent required to be included under applicable state income Tax rules.

          (b) With respect to any Taxes of any Group Member not due and payable as of June 30, 1999, adequate reserves and accruals for such Taxes have been made :n the Financial Statements and nothing has occurred subsequent to the date of such Financial Statements to make any of such reserves and accruals inadequate. All Taxes of the Group Members for periods after June 30, 1999 have been paid or are adequately reserved against on the books and records of the Companies.

          (c) Neither the Seller, nor the Parent, nor any Group Member has received written notice from any taxing authority of any material deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof, and the Parent has no reasonable basis to believe that any such deficiency exists materially in excess of reserves and accruals set forth in the Financial Statements or in the books and records of the applicable Group Member.

          (d) Neither the Seller, nor the Parent, nor any Group Member has executed any waiver of any statute of limitations on the assessment or collection of Taxes with respect to any Group Member or executed any agreement now in effect extending the period of time to assess or collect any Taxes with respect to any Group Member.

          (e) There are no Liens for Taxes (other than Permitted Liens) upon or, to the Knowledge of the Parent, threatened against any assets of the Group.

          (f) None of the Seller, the Parent or any Group Member is a party to any pending or, to the Knowledge of the Parent, threatened examination, action, proceeding or assessment by any taxing authority, foreign or domestic, relating to any Group Member.

          (g) Except for the Tax Sharing Agreement, which shall be cancelled as of the Closing Date without any effect whatsoever on any Group Member for any taxable year, no Group Member is a party to any tax sharing agreement.

          (h) No election under Section 341(f) of the Code has been or will be made to treat any Group Member as a "consenting corporation" as defined in such Section 341(f).

          (i) No Group Member is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (j) None of the Group Members has ever (i) been the subject of a ruling with respect to Taxes that has a continuing effect or (ii) been the subject of a closing agreement with a taxing authority with respect to Taxes that has a continuing effect.

          (k) None of the Group Members has agreed to make nor is it required' to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

          (l) The Parent has made available to Purchaser true, correct and complete copies of the federal and state income tax returns of each of the Group Members (prepared in the case of any consolidated or combined returns that include any entities other than the Group Members on a pro forma basis reflecting the operations of the Group Members for all taxable years beginning on or after January 1, 1995.

          (m) No Group Member is party to any agreement, arrangement or understanding that, individually or in the aggregate with any other agreements, arrangements or understandings could result in the payment of any amounts that would be non-deductible under Section 280G of the Code.

          (n) Following the Closing Date, the sale of any Group Member or Managed Company or any of their assets will not result in the Purchaser or any of its Affiliates having to take into account items of income or gain arising from or related to intercompany transactions within the meaning of Treas. Reg.
(S)1.1502-13, that occurred with respect to such Group Member or Managed Company or assets while owned directly or indirectly by Parent on or prior to the Closing Date.

          2.08.  Real Property Owned or Leased.  Set forth on Schedule 2.08 is a
                 -----------------------------                -------------
correct list and summary description of all real property owned (beneficially or of record) or leased by a Group Member. The information on such Schedule 2.08 is true, correct and complete. Except as set forth in Schedule 2.08 hereto, all
                                                   -------------
such leased real property is held subject to written leases under which the applicable Group Member has not received a written notice of any existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults on the part of the applicable Group Member, except for any such default which is not reasonably likely to have a Material Adverse Effect.

          2.09.  Title to Assets.  Except as set forth in Schedule 2.09 hereto,
                 ---------------                          -------------
each Group Member has good and, in the case of real property, marketable valid title (fee or leasehold) to all of its properties and assets, including the properties and assets reflected in the Balance Sheet, except those disposed of by it since the date of the Balance Sheet, free and clear of all Liens except for Permitted Liens and such other liens for which there is no underlying liability or obligation (and Parent shall use its reasonable best efforts to remove such liens prior to and following the Closing). Each Group Member leases, owns or has the right to use all properties and assets used in the operation of its business as currently conducted, Concurrently with the Closing, the liens held by PNC Bank, N.A. on the assets of the Group Members shall be removed. As of the Closing, the Parent or its Affiliates shall have contributed to the capital of the Companies all assets formally used by Parent to provide services to the Group Members.

          2.10.  Contractual and Other Obligations.  Except as listed on
                 ---------------------------------
Schedule 2.10 no Group Member is a party to or bound by any lease, contract or
-------------
commitment, oral or written, formal or informal, of the following types (collectively, the "Contracts"):

     a. notes, mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of Liens or encumbrances;
     b.   employment and consulting agreements;
     c.   union or other collective bargaining agreements;
     d.   material powers of attorney;
     e. material licenses of patent, trademark and other intellectual property rights;
     f. agreements, orders or commitments for the purchase of services, raw materials, supplies or finished products from any one supplier for an amount in excess of $50,000;
     g. agreements, orders or commitments for the rental, lease or sale of equipment, products or services for more than $100,000 to any single purchaser or lessee;
     h. contracts or options relating to the rental, sale or lease by a Group Member of any material asset, other than in the ordinary course of business;
     i. bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, accrued vacation pay, group insurance, welfare agreements or other plans, agreements, trusts or arrangements for the benefit of employees;
     j. agreements or commitments for capital expenditures in excess of $100,000 for any single project, other than with respect to start-ups or other facility consolidations planned in the ordinary course of business and as are otherwise listed on Schedule 2.06;
     k.   partnership or joint venture agreements;
     l. agreements, arrangements or understandings with any Affiliate of the Seller, the Parent or a Group Member;
     m. material rental or lease agreements under which it is either lessor or lessee;
     n. material agreements, contracts or commitments for any charitable or political contribution;
     o. other agreements, contracts and commitments which are material to the business of any Group Member or any Subsidiary or which involve payments or receipts of more than $100,000 in any single year, or which were entered into other than in the ordinary course of business;
     p. agreement to acquire all or substantially all the business of another entity or person;
     q.   agreements containing any "earn-out" obligations; or
     r. indebtedness issued or assumed in connection with any acquisition of another business.

          To the Knowledge of the Parent neither any Group Member nor any other party to a Contract is in default in performance of any Contract nor done any act or failed to do any required act which would result in a default, no written notice of such a default has been received by any Group Member, Seller or the Parent and none of the Seller, the Parent or any Group Member has received written notice of an event or occurrence of which with the giving of notice or the lapse of time would constitute a default which is reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 2.10 or Schedule
                                                   -------------    --------
2.22 hereto, no consents are
----
required (except for any consents as shall have been obtained prior to the Closing Date), and no event of default will occur, under any Contract as a result of the sale and transfer of the Shares from the Seller to the Purchaser, and the change in control of the Group Members as a result of the sale and transfer of the Shares from the Seller to the Purchaser will not give any person or entity the right to negotiate, change or void any terms of, or accelerate any amounts under, any Contract, any Seller Notes or any non-competition agreement or clause to which any Group member is a party.

          2.11.  Compensation.  Set forth in Schedule 2.11 hereto is (a) a list
                 ------------                -------------
of all agreements, plans or arrangements by which any Group Member is bound with regard to compensation, bonus, incentive, stock option, stock purchase, severance pay, retention bonuses or other benefits or perquisites, other than any agreements, plans or arrangements listed in Schedule 2.12 hereto, any oral
                                                -------------
"at will" employment arrangements, and any payments contingent on the consummation of the transactions contemplated by this Agreement for which Parent (and not Purchaser) shall be obligated and (b) a list as of the date hereof of all employees of each Group Member entitled to receive salary at an annual rate in excess of $50,000 and their respective positions and annual salaries. All employees of any of the Group Members who have contractual severance entitlements are listed on Schedule 2.1 1A.
                           ---------------

          2.12.  Employee Benefit Plans.
                 ----------------------

          Except as set forth in Schedule 2.12 hereto:
                                 -------------

          (a) No Group Member maintains or sponsors, nor is it required to make contributions to, any pension, profit-sharing, bonus, incentive, welfare or other employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA), being hereinafter referred to as the "Benefit Plans" and such multiemployer plans being hereinafter referred to as the "Multiemployer Plans");

          (b) Each Benefit Plan complies in all respects with all requirements of ERISA and the Code except where the failure to so comply would not have a Material Adverse Effect;

          (c)    Each Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to such qualification within the period of time prescribed by law;

          (d) No Group Member maintains, sponsors or contributes to nor is required to contribute to) any Multiemployer Plan;

          (e) No Benefit Plan is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA); and

          (f) None of the Parent, the Seller or any Group Member has engaged in, and the Parent has no knowledge of any fiduciary or other "disqualified person or party in interest" of any Benefit Plan of any Group Member that has engaged in, any "prohibited transaction within the meaning of Section 406 of ERISA or Section 4975c) of the Code).

          (g) No Group Member, nor any other employer (an "ERISA Affiliate") that is, or at any relevant time was, together with any of the Companies, treated as a "single employer" under section 414(b), 414(c) or 414(m) of the Code, has at any time since January 1,1993 incurred any liability which could subject any Group Member or Purchaser to material liability under Section 4062, 4063 or 4064 of ERISA or (2) , been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer pension plan, within the meaning of Section 3(37) of ERISA nor does any Group Member or any ERISA Affiliate have any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA

          (h) All contributions to, and payments from, the Non-PEO Benefit Plans which have been required to be made in accordance with the Non-PEO Benefits Plans have been timely made. All such contributions to the Non-PEO Benefits Plans, and all payments under the Non-PEO Benefit Plans, except those to be made from a trust qualified under section 401(a) of the Code, for any period ending on or before June 30, 1999 that were not yet, but will be, required to be made are properly accrued and reflected on the Financial Statements.

          (i) Parent has satisfied its obligations under the Parent NCES Agreement with respect to the Benefit Plans in all material respects.

          (j) No payment which is or may be made by, from or with respect to any Benefit Plan, to any employee, former employee, director or agent of any Group Member, either alone or in conjunction with any other payment, will or could properly be characterized as an excess parachute payment under section 280G of the Code.

          (k) Each employee of each Group Member is employed in a co-employment arrangement between that Group Member and NovaCare Employee Services, Inc. ("NCES").

          2.13.  Labor Relations.  Except as set forth on Schedule 2.13 hereto,
                 ---------------                          -------------
no Group Member is subject to any labor strikes, stoppages or lockouts and none of them is a parry to any contract or agreement with any labor organization or other representative of its employees.

          2.14.  Insurance.  Set forth on Schedule 2.14 hereto is a list as of
                 ---------                -------------
the date hereof of all insurance policies maintained by or on behalf of each of the Group Members, in effect for policy periods beginning on or after January 1, 1995, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, cash value if any, whether such policy is on an "occurrence" or "claims made' basis and expiration date. All such policies are in full force and effect. There is no material default with respect to any provision contained in any such policy, nor has there been any failure to give any notice (including notice of facts or circumstances which may give rise to a claim under the policies, (or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 2.14, there are no outstanding unpaid
                               -------------
premiums under such policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, an' such policy has been received by the Seller, any Group Member or any Subsidiary Neither the Seller, any Group Member nor any Subsidiary has been refused any insurance, nor has any of their coverage been limited by any insurance carrier to which any of them has applied for insurance or with which any of them has carried insurance during the last five years. Except as disclosed on Schedule 2.14, no Group Member is now,
                                        -------------
or will in the future be obligated to pay any retrospectively rated premiums, deductible amounts or self insured retentions in connection with any insurance policies.

          2.15.  Litigation.  Except as set forth in Schedule 2.15 hereto, there
                 ----------                          -------------
is no litigation, arbitration, investigation or other legal proceeding (collectively, "Actions") pending or, to the Knowledge of the Parent, threatened against any Group Member or any material portion of the assets or properties of the Group, except for Actions fully covered (without deductibles or retainages) by insurance policies maintained by or for the benefit of the Group Members.

          2.16.  Permits: Compliance with Environmental Law: Compliance.
                 ------------------------------------------------------

          (a)    Permits.  The permits, licenses, approvals, franchises and
                 -------
authorizations (collectively, but excluding Environmental Permits, the "Permits") issued to the Group Members are all the Permits required for the ownership, operation and use by the Group Members of their properties and assets and for the conduct of the business in which the Group Members are presently engaged, except for such Permits which the failure to have is not reasonably likely to have a Material Adverse Effect. All the Permits are in full force and effect, except where the failure to be in effect would not have a Material Adverse Effect.

          (b)    Environmental.  Except as set forth in Schedule 2.16 hereto:
                 -------------                          -------------

          (i) Each Group Member is and has been in compliance with the provisions of all Federal, state and local environmental laws, codes, ordinances, orders and all rules and regulations promulgated thereunder (the "Environmental Laws"), including with respect to the real property leased by Group Members listed on Schedule 2.08 hereto and the improvements
                                       -------------
     thereon (all such leased real property and improvements thereon hereinafter referred to collectively as the "Premises"), except where the failure to be in compliance would not have a Material Adverse Effect.

          (ii) Each Group Member has obtained all required Federal, state and local permits, licenses, certificates and approvals (the "Environmental Permits") relating to (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid, liquid or medical waste disposal, and (E) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Environmental Law, as hazardous or potentially hazardous (including, without limitation, (1) any chemical, compound, material or substance that is defined, listed in, or otherwise classified pursuant to, any of the Environmental Laws as a hazardous substance", "hazardous material", "hazardous waste", "toxic substance" or "toxic pollutant", "contaminant", "pollutant" or "waste" and (2) petroleum, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas) (collectively, "Hazardous Substances")), and all such Environmental Permits are in full force and effect, except where the failure to have obtained or maintained any such Environmental Permit would not have a Material Adverse Effect. Each Group Member is in, and has been in, compliance with all such Environmental Permits, except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect.

          (iii) No Group Member has received or has knowledge of the existence of any notice of violations citations, Summons, orders, complaints or penalties of or relating to any Environmental Law or Environmental Permit which have not been cured, and to the Knowledge of the Parent, no investigation or review is pending or threatened by any governmental or other entity or person, relating to the use, ownership or occupancy of any of the Premises or the conduct of the business of the Group Members, except for any violations referred to in any such notice which would not have a Material Adverse Effect.

          (iv) No Group Member has engaged in the generation, storage, treatment, recycling, transportation or disposal of any Hazardous Substance, except in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect.

          (v) No Group Member has, nor, to the Knowledge of the Parent, has any other party for which any Group Member is or could be responsible directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup.

          (vi) No Group Member has nor, to the knowledge of the Parent, has anyone else generated, treated, stored, recycled, disposed of or released any Hazardous Substance on any Premises or any property previously owned or leased by any Group Member or at any other property which has resulted in any condition for which any Group Member is or is reasonably likely to be responsible, including under CERCLA or any similar Environmental Law, except for such condition which would not have a Material Adverse Effect.

          (c) Each Group Member and each Subsidiary is, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through applicable intermediaries and with each state Medicaid program under which they are to have been providers and
(iii) in compliance with the conditions of participation in the Medicare program, except where such inability in the case of either items (i) or (ii) or non-compliance in the case of item (iii) is not reasonably likely to have a Material Adverse Effect.

          (d) Each Group Member and each Subsidiary has tiled all required cost reports and other required claims and governmental filings with respect to Medicare and each state Medicaid program in which they participate, all of which were, when filed or as they have been subsequently amended, complete and correct, except to the extent that such failure to file or failure to be complete and correct is not reasonably likely to have a Material Adverse Effect. Each Group Member and each Subsidiary has made available to Purchaser complete and correct copies of all such cost reports, claims, governmental filings, audits and schedules prepared or issued by, or filed with, any governmental authority or private payor with respect to the operations of each of the Group Members and each Subsidiary with respect to the prior three years.

          (e) The businesses of each Group Member and each Subsidiary have not been and are not being conducted in violation of any law, ordinance, regulation or court ruling of any governmental authority (including, without limitation, laws, rules and manual provisions pertaining to reimbursement of each Group Member and each Subsidiary for services rendered, the federal False Claims Act (31 U.S.C. (S)3729) or any other applicable federal or state false claim or fraud law, the federal anti-kickback statute (42 U.S.C. (S)1320a-7b(b)), any applicable state anti-kickback law, the federal Ethics in Patient Referrals Act (42 U.S.C. (S)1 395nn, commonly known as the Stark Act) or any applicable state self-referral law), except for violations which are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

          (f) Each of any Company, any Subsidiary and any of their current or former shareholders, directors, officers, agents, employees and other persons acting on behalf of them, has complied, in all material respects, with all applicable federal, state and municipal statutes, rules, regulations and orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over any Group Member, including without limitation those relating to third party reimbursement (including, but not limited to, Medicare, Medicaid, CHAMPUS and other federal health care programs), fraudulent or abusive practices (including but not limited to the state health care programs, Anti-Fraud and Abuse Amendments of the Social Security Act, as amended, commonly known as the "Anti-Kickback Statute." and the amendments to
Section 1877 of the Social Security Act (42 U.S.C. (S)1395nn), enacted as part of the Omnibus Budget Reconciliation Act of 1993, commonly known as "Stark II"), environmental protection, occupational safety and health, equal employment practices and fair trade practices., except where the failure to comply is not likely to, individually or in the aggregate have a Material Adverse Effect.

          (g) The Group Members and all professional employees or agents of the Group Members hold and are in compliance with all permits, certificates (including without limitation, certificates of need), licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies

(collectively "Approvals") which are required pursuant to all laws, rules and regulations to enable the Group Members to own, operate and manage its business unless the failure of which to possess or be in compliance with has not had and is not reasonably likely to have a Material Adverse Effect. All such Approvals are in full force and effect. Schedule 2.16(g) sets forth a true and correct
                             ----------------
list of those Approvals held by the Group Members which are required :o operate the Group Members' facilities.

          (h) All services provided by the Companies, the Subsidiaries or any professional employee or agent acting on behalf of any of them or for which the Companies and/or the Subsidiaries directly or indirectly receive payment under Medicare, Medicaid or other federal health care programs are, to the extent required by law, certified for participation or enrollment in all such federal health care programs, have a current and valid provider contract with such federal health care programs, are in compliance with the conditions of participation or enrollment of such federal health care programs, and, to the extent required by law, have received all approvals or qualifications necessary for capital reimbursement, except for such certifications, contracts, compliances, approvals and qualifications which are set forth on Schedule
                                                                 --------
2.161h) or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          For purposes of Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10,
2.11, 2.14, 2.15, 2.16(c) through 2.16(i), 2.17, 2.25, 2.26, 2.27, 2.28, 2.29,
2.30, 2.31, the terms Group Members, Companies and Subsidiaries include the Managed Companies.

          2.17.  Bank Accounts.  Not later than ten (10) business days prior to
                 -------------
the Closing Date, the Seller shall deliver to the Purchaser a list as of a recent date of all bank and securities accounts and lockboxes maintained by any Group Member, a list of persons authorized to sign on behalf of each Group Member with respect to each such account and a list of persons with authorized access to each such lockbox.

          2.18.  Trademarks.  Patents and Copyrights.  (a) Schedule 2.18 hereto
                 -----------------------------------       -------------
sets forth a list complete and accurate as of the date hereof of all registrations of patents and pending applications therefor, all registrations of trademarks, tradenames and service marks and all pending applications therefor, all registrations of copyrights and all pending applications therefor, all registration or reservations of domain names and all pending applications therefor, and any other registration or applications for intellectual property, all to the extent that the foregoing items are used in the business of any Group Members or are owned in whole or in part by any Group Member.

          (b)    Schedule 2.18 also contains a complete and accurate list of all
                 -------------
material licenses, sublicenses, consents and other agreements (whether written or otherwise) pertaining to any patents, patent applications, trademarks, service marks, trade names, trade dress, copyrights, trade secrets, confidential or proprietary information, computer software programs (other than standard, commercially available programs), or other intellectual property the "Intellectual Property") used by any Group Member in the conduct of its business, and (ii) by which any Group Member licenses or otherwise authorizes a third party to use such Intellectual Property.

None of the Group Members or, to the knowledge of any Group Member, the Parent or the Seller, any other party is in breach of or default under any such license or other agreement and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

          (c)    Except as explicitly indicated in Schedule 2.18, the applicable
                                                   -------------
Group Member owns or is licensed or otherwise has the exclusive right to use, and has the right to bring actions for the infringement or other violation of, all Intellectual Property necessary for the operation of the business of the Group or any Group Member as it is currently conducted or currently proposed to be conducted.

          (d) The business operations of the Group or the Group Members do not, to the Knowledge of the Parent, infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no claim has been made, notice given, or dispute arisen to that effect. None of the Group Members have any pending claims that a third party has violated or infringed any Group Member's Intellectual Property. To the Knowledge of the Parent, the Seller and each group Member, all of the Intellectual Property and licenses listed in Schedule 2.18 hereto are valid and in full force and effect,
                   -------------
and are held of record in the name of the applicable Group Member free and clear of all Liens or other claims, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as explicitly indicated in Schedule 2.18, a Group Member is
                                            -------------
the applicant of record in all applications for Intellectual Property indicated in Schedule 2.18, and no opposition, extension of time to oppose, interference,
   -------------
rejection, or refusal to register has been received in connection with any such application.

          (e) To the knowledge of the Group Members, the Parent and the Seller, none of the material trade secrets, know-how or other confidential or proprietary information of any Group Member has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement, except as otherwise noted on Schedule 2.18 hereto.
                                                        -------------

          2.19.  Transactions with Certain Persons.  Except with respect to
                 ---------------------------------
insurance arrangements referred to in Schedule 2.14 hereto or Section 8.07
                                      -------------
hereof and the Tax Sharing Agreement, and except as set forth on Schedule 2.19
                                                                 -------------
hereto, no officer, director or Affiliate of the Parent, the Seller or any Group Member and none of the Parent or any Affiliate of the Parent (other than a Group Member) has any interest in any property or assets used by any Group Member or any Subsidiary in its business or has, since July 1, 1999, engaged in any transaction with any Group Member or any Subsidiary (other than employment relationships and expense reimbursement to employees in the ordinary course of business).

          2.20.  Authority.  Each of the Parent and the Seller has the corporate
                 ---------
power and authority to execute and deliver this Agreement and to perform its respective covenants and agreements hereunder. The execution and delivery of this Agreement by each of the Parent arid the Seller, the performance by each of the Parent and the Seller of its covenants and agreements hereunder and the consummation by each of the Parent and the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action including, without limitation, shareholder approval. This Agreement has been duly executed and delivered by the Parent and the Seller and constitutes a valid arid legally binding obligation of the Parent and the Seller, enforceable against the Parent and the Seller in accordance with its terms.

          2.21.  Ownership of Shares.  As of the Effective Time, the Seller will
                 -------------------
own .ill of the issued and outstanding shares of Common Stock of the Companies, free and clear of any Lien, and the Seller will have the unrestricted right and power to sell and transfer such shares of Common Stock to the Purchaser. Upon transfer of such Shares to the Purchaser in accordance with the terms hereof, the Purchaser will acquire good and valid title to such Shares, free and clear of any Lien, except those Liens created by the Purchaser or its Affiliates. As of the Closing Date, the Seller will not own any shares of capital stock of any Company other than the shares of Common Stock of the Companies and will not have any option or other right to acquire from any person or obligation or commitment to sell or otherwise transfer to any person any shares of capital stock of any Company owned by the Seller.

          2.22.  Consents.  Except as may be required under The Hart-Scott-
                 --------
Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and except as set forth on Schedule 2.22 hereto, no consents, approvals or authorizations of, or
         -------------
filings with, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Parent and the Seller and the consummation of the transactions contemplated hereby to be consummated by the Parent or the Seller, except where the failure to obtain such consents, approvals, or authorizations, or make such filings is not reasonably likely to have a Material Adverse Effect.

          2.23.  Foreign Person.  Neither the Parent nor the Seller is a foreign
                 --------------
person within the meaning of Section 1445(f)(3) of the Code.

          2.24.  Year 2000.  All items, products, software, components and
                 ---------
systems used in the operation of the business of the Group, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing), including, but not limited to, computer systems, infrastructure items, software applications, hardware and related equipment and utilities, developed, in whole or part, by any Company or Subsidiary are currently Y2K-compliant, except as set forth in Schedule 2.24 and
                                                               -------------
except for such non-compliance as is not reasonably likely to have a Material Adverse Effect.

          2.25.  Medicare Participation / Accreditation.  All health care
                 --------------------------------------
facilities owned or operated by any Group Member or any Subsidiary (each, a "Company Facility") which participate in the Medicare and Medicaid programs, have a current and valid provider agreement with the Medicare and Medicaid programs and are in substantial compliance with the conditions of participation of such programs, except where the failure to be so certified, to have such agreements, or to be in such compliance is not reasonably likely to have a Material Adverse Effect. Neither any Group Member nor any Subsidiary has received notice from any governmental agency, fiscal intermediary, carrier or similar entity which enforces or administers the statutory or regulatory provisions in respect to any government health care program of any pending or threatened investigations, and to the Knowledge of the Parent, no such investigations are pending, threatened or imminent, which are reasonably expected to have a Material Adverse Effect. All returns, cost reports and other filings made by any Group Member or any Subsidiary with Medicare, Medicaid or any other governmental health care program or third party payor are complete and accurate except where the failure to be so complete and accurate is not reasonably likely to have, individually or in the aggregate, a Material .Adverse Effect. No adjustment or disallowance in any such cost reports and other requests for payment, including adjustments or disallowances for late filings, has been made or, to the Knowledge of the Parent, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or by any third party payor which individually or in the aggregate would have a Material Adverse Effect, and, to the Knowledge of the Parent, there is no basis for any successful claims or requests for recovery of overpayments from any such agency, instrumentality, entity or third party payor except for any such claims or requests which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
Schedule 2.22 identifies each Group Member which is a provider under Medicare or
-------- ----
Medicaid and its provider number and the date it became a Medicare or Medicaid provider.

          2.26.  Exclusion.  To the Knowledge of the Parent, neither any Group
                 ---------
Member nor any Subsidiary employs or contracts with any person who has been excluded from participation in a Federal Health Care Program (as defined in 42 U.S.C. (S)1320a-7b(f)) where such action could reasonably serve as a basis for any Group Member's or any Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

          2.27.  Federal Health Care Programs.
                 ----------------------------

          (a) Neither Seller, any Group Member, any affiliate nor any person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. (S)1001.100 1(a)(2)) in any Group Member of 5% or more, or who has an ownership or control interest (as defined in Section 1 l24(a)(3) of the Social Security Act or any regulations promulgated thereunder) in any Group Member, or who is an officer, director, agent or managing employee (as defined in 42 C.F.R. 1001, 100 1(a)(i): (a) has had a civil monetary penalty assessed against it under Section 1 128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program; or (c) has been convicted (as that term is defined in 42 C.F.R.
(S) 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(l), (2), (3) or any regulations promulgated thereunder.

          (b) All cost reports to be filed under Medicare and Medicaid or any other applicable governmental or private provider regulations for the Company Facilities were filed by the required filing dates. Such cost reports were prepared and filed in good faith in accordance with applicable, laws, rules and regulations and each Group Member has made provision to pay any net liability on all Notices of Program Reimbursement (or similar documents) received from Medicare, Medicaid or other governmental or private payors for the periods ended prior to December 31, 1998. Neither any Company nor any Subsidiary has received notice, or has knowledge of the existence, of any pending dispute between any Company and/or any Subsidiary and governmental authorities or the Medicare fiscal intermediary regarding such cost reports for the remaining unaudited cost report periods other than with respect to adjustments thereto made in the ordinary course of business which do not involve amounts in excess of S20.000 in the aggregate. All home office cost reports tiled by the Seller and all Group Members, it' any, are true and correct in all material respects and the costs contained in such reports are appropriately included therein and have been properly allocated among the Seller, the Companies and the Subsidiaries and businesses in accordance with Medicare and Medicaid rules and regulations. The home office cost report of Seller and the Group Members, if any, covering the period June 30, 1998 through and including Closing will only include costs that are allowable under applicable reimbursement regulations.

          2.28.  No Criminal Proceeding. There are no pending actions, charges,
                 ----------------------
indictments, or investigations of any Group Member or, with respect to their employment with any Group Member, their agents, officers or employees which involve allegations of criminal violations by any Group Member or their agents, officers or employees acting on behalf of any Group Member of any federal, state, or local statute, law, or ordinance, including without limitation, Medicare or Medicaid.

          2.29.  Third-Party Payment Contracts.  Each Company and each
                 -----------------------------
Subsidiary has a valid contract to participate as a provider of services in and under those third-party payment programs in which it operates. To the Knowledge of the Parent, no action is pending to suspend, limit, terminate, or revoke the status of any Company or any Subsidiary as a provider in any such program, and neither any Company nor any Subsidiary has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with any Company or any Subsidiary as a participating provider of services in whole or in part.

          2.30.  Billing; Gratuitous Payments.  Except as set forth in Schedule
                 ----------------------------                          --------
2.30, all billing by, or on behalf of, any Company or any Subsidiary to third-
----
party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects. No Group Member has received any notice from any third-party payor, including but not limited to, Medicare or Medicaid, that indicates that the Purchaser could not continue to bill in substantially the same manner as any Company or any Subsidiary is billing on the date hereof.

          2.31.  Reimbursement Matters.  Except as disclosed on Schedule 2.31,
                 ---------------------                          -------------
for the previous three years, the Seller, the Companies and the Subsidiaries have not received any written notice of denial of payment or overpayment of a material nature from a federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by any Company and/or any Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000.

          2.32.  Solvency.  (a) The fair value of the assets of the Seller and
                 --------
the Parent, at a fair valuation, exceeds their respective debts and liabilities, subordinated, contingent or otherwise: (b) the present fair saleable value of the property of the Seller and the Parent is greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) the Seller and the Parent is able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured: and (d) the Seller and the Parent do not have unreasonably small capita! with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

          2.33.  Opinion of Financial Advisor.  Parent has received the written
                 ----------------------------
opinion of Warburg Dillon Read LLC, its financial advisor, to the effect that, as of the date of this Agreement, the Purchase Price is fair, from a financial point of view, to the Parent and such opinion has not been withdrawn or revoked or modified in any material respect.

          2.34.  Disclosure.  No representation or warranty made by the Parent
                 ----------
or the Seller herein, nor any certificate, Schedule or exhibit prepared and furnished by the Parent, the Seller, or any Group Member or its respective representatives hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements of fact contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                  SECTION III
                                  -----------

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          In connection with the purchase and sale of the Shares hereunder, the Purchaser hereby represents and warrants to the Parent and the Seller, as of the date hereof and as of the Closing Date, that:

          3.01.  Organization The Purchaser is duly organized, validly existing
                 ------------
and in good standing under the laws of the jurisdiction of its incorporation.

          3.02.  Authority.  The Purchaser has the requisite corporate power and
                 ---------
authority to execute and deliver this Agreement and to perform the Purchaser's covenants and agreements hereunder. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          3.03.  Conflicts.  Neither the execution and delivery of this
                 ---------
Agreement by the Purchaser, nor the consummation of the transactions contemplated hereby to be consummated by the Purchaser, (a) violates any provision of the certificate of incorporation or by-laws of the

Purchaser or (b) constitutes a violation of any Applicable Law. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby to be consummated by the Purchaser violates, conflicts with, results in any breach of any of the terms of or results in the termination of or the creation of any material lien pursuant to the terms of any material contract, commitment, agreement, or lease of any and to which the Purchaser is a party or by which the Purchaser or any of its assets are bound.

          3.04.  Litigation; Disputes.  There are no Actions pending or, to the
                 --------------------
Knowledge of the Purchaser, threatened, against or affecting the Purchaser which challenge the validity of this Agreement, or which if adversely determined, would materially adversely affect its ability to consummate the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

          3.05.  Consents.  Except as may be required under HSR, no consents,
                 --------
approvals or authorizations of, or filings with, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby to be consummated by it.

          3.06.  Investment Purpose.  The Purchaser is purchasing the Shares
                 ------------------
pursuant to this Agreement for investment for its own account and not with a view to the distribution of all or any part thereof as such term is used in
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is a sophisticated investor and capable of evaluating the merits and the risks of acquiring the Shares. The Purchaser acknowledges that the Shares are "restricted securities" (as defined under the rules and regulations promulgated under the Securities Act); that the Shares have not been issued or sold pursuant to any registration or similar filing, listing, prospectus or document, or pursuant to any delivery requirements under the laws of any Governmental Authority or the rules, regulations or guidelines of any stock exchange or quotation system; and that it and its Affiliates and representatives has each had access to all information which it considers necessary or advisable to enable it to make a decision concerning the purchase of the Shares.

          3.07.  Financing.  The Purchaser has available all funds, or has
                 ---------
written binding commitments from financial institutions or other sources (heretofore delivered to, and satisfactory to, the Seller) to obtain all funds on or prior to the Closing Date, necessary to pay the Purchase Price as provided herein and otherwise to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof.

                                  SECTION IV
                                  ----------

                                  THE CLOSING
                                  -----------

          4.01.  Time and Place of the Closing.  The closing of the purchase and
                 ----------------- -----------
sale of the Shares as set forth herein (herein referred to as the "Closing" shall be held at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 at 10:00 a.m. local time, on the earlier of (i) the date which is three business days after the expiration of the HSR thirty day waiting period, or 'ii' the date which is ten (10) business days after the receipt of early termination of the HSR waiting period, or such other time, place and date as the Purchaser and the Seller may agree (such date upon which the Closing occurs is herein referred to as the "Closing Date".

          4.02.  Termination.  This Agreement may be terminated, and the
                 -----------
transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by written agreement of the Seller and the Purchaser;

          (b) unless extended by written agreement of the Seller and the Purchaser, at any time after January 15, 2000 (the "Termination Date"), by either the Seller or the Purchaser in writing, if the transactions contemplated by this Agreement have not been consummated on or before such date and such terminating party is not then in material breach of this Agreement;

          (c) at any time before the Closing, by the Purchaser or the Seller in writing, in the event that any Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; and

          (d) at any time before the Closing, by either the Purchaser or the Seller in writing, without liability to the terminating party on account of such termination, if such terminating party is not then in material breach of this Agreement and the nonterminating party shall (i) fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date which failure is reasonably likely to have a Material Adverse Effect and such nonterminating party has not cured in all material respects such breach on or prior to the date which is 30 days after such nonterminating party has received written notice from the terminating party of such failure to perform or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and such nonterminating party is diligently pursuing such cure, but in no event later than the Termination Date or (ii) breach any of its representations or warranties contained herein which breach is reasonably likely to have a Material Adverse Effect and such nonterminating party has not cured in all material respects such breach on or prior to the date which is 30 days after such nonterminating party has received written notice from the terminating party of such breach or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and such nonterminating party is diligently pursuing such cure, but in no event later than the Termination Date.

          4.03.  Effect on Obligations.  Termination of this Agreement pursuant
                 ---------------------
to Section 4.02 shall terminate all obligations and liabilities of the parties to each other hereunder, except for the obligations under Sections 4.04, 8.01, X XI and XII and except for liability of any parry which has willfully breached any of the covenants or other provisions of this Agreement prior to termination hereof, provided that in the event of a termination of this agreement pursuant to subsection 4.02(d) above under circumstances where the nonterminating party has breached its obligation to close the transactions contemplated hereby (notwithstanding that the nonterminating party's conditions to such obligation to close contained in Section V or VI, as the case may be, have been satisfied or that the terminating parry stands ready, willing and able to satisfy such conditions but for such breach, the terminating party may exercise all available rights and remedies at law.

          4.04.  Return of Documentation.  Following a termination in accordance
                 -----------------------
with Section 4.02, the Purchaser shall return, and shall cause all of its representatives and Affiliates to return, all agreements, documents, contracts, instruments, books, records, materials and all other information of the Group, any Group Member, the Seller, the Parent or any of their Affiliates provided by any Group Member, the Seller, the Parent or by any representative of any Group Member, the Parent or the Seller to the Purchaser or any representative or Affiliate of the' Purchaser in connection with the transactions contemplated by this Agreement, and the Seller and the Parent shall return, and shall cause all of its representatives and Affiliates to return, all agreements, documents, contracts, instruments, books, records, materials and all other information of the Purchaser provided by the Purchaser or any representative of the Purchaser to the Seller or the Parent in connection with the transactions contemplated by this Agreement.

          4.05.  Sole and Exclusive Remedy.  Prior to the Closing, each party
                 -------------------------
hereto acknowledges and agrees that such party's sole and exclusive remedy with respect to monetary Damages and any and all claims for any breach or liability under this Agreement, except fraud, or otherwise relating to the subject matter of this Agreement, except fraud, and the transactions contemplated hereby shall be solely in accordance with, and limited by, Sections 4.02 and 4.03 hereof provided, however, that nothing contained in this Agreement shall in any manner
--------- -------
limit the Purchaser's right to seek injunctive and other equitable relief to enforce the obligations of the Seller and the Parent under this Agreement.

                                   SECTION V
                                   ---------

                CONDITIONS TO THE SELLER'S OBLIGATIONS TO CLOSE
                -----------------------------------------------

          The obligation of the Seller to sell the Shares and otherwise to consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Seller in the Seller's sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the Closing:

          5.01.  Certificates.  The Seller shall have received:
                 ------------

          (a) Certificates of incumbency executed by the Secretary of the Purchaser in form and substance reasonably acceptable to the Seller;

          (b) Certificate of the Secretary of the Purchaser certifying as to a true and correct copy of the duly adopted resolutions of the board of directors of the Purchaser, in form and substance reasonably acceptable to the Seller, with respect to the consummation of the transactions contemplated by this Agreement and that such resolutions continue in full force and effect, without amendment, as of the Closing Date: and

          (c) Such other certificates, instruments and other documents, in form and substance reasonably satisfactory to the Seller and counsel for the Seller, as the Seller shall have reasonably requested in connection with the transactions contemplated hereby.

          5.02.  Opinion of the Purchaser's Counsel.  The Seller shall have
                 ----------------------------------
received an opinion of Dechert, Price & Rhoads, counsel for the Purchaser, dated the Closing Date and covering the matters set forth in Sections 3.01, 3.02 and
3.03 hereof.

          5.03.  Representations, Warranties and Covenants.  The representations
                 -----------------------------------------
and warranties of the Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the Closing Date, except to the extent that any of such representations and warranties are, by their terms, made expressly as of the date of this Agreement or another date, in which case such representations and warranties shall have been true and correct in all material respects as of the date hereof or such other date, as applicable, except where the failure to be true and correct (without giving effect to any materiality qualification in any particular representation) shall not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Purchaser shall have complied in all material respects with all of its covenants and agreements contained herein required to be complied with on or prior to the Closing Date, and on the Closing Date, the Purchaser shall deliver to the Seller a certificate dated the Closing Date to such effect.

          5.04.  No Litigation.  No action, suit, proceeding, writ, judgment,
                 -------------
injunction, decree or similar order of any Governmental Authority restraining, enjoining or otherwise preventing the consummation of any of the transactions contemplated by this Agreement.

          5.05.  HSR Act Approval.  All waiting periods applicable to this
                 ----------------
Agreement and the transactions contemplated hereby under HSR shall have passed or been terminated.

                                  SECTION VI
                                  ----------

               CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE
               -------------------------------------------------

          The obligation of the Purchaser to purchase the Shares and otherwise to consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which the Seller and the Parent hereby agree to use their respective best efforts to satisfy at or prior to the Closing:

          6.01.  Certificates.  The Purchaser shall have received:
                 ------------

          (a) A true and correct copy of the certificate of incorporation of each. Company, certified as true and correct by the Secretary of State or other appropriate governmental official of its jurisdiction of organization, and a copy of the by-laws of each Company, certified as true and correct by its
Secretary:

          (b) Certificate of incumbency executed by the Secretary to' the Seller in form and substance reasonably acceptable to the Purchaser:

          (c) Certificate of incumbency executed by the Secretary of the Parent in form and substance reasonably acceptable to the Purchaser;

          (d) Certificate of the Secretary of the Seller certifying as to a true and correct copy of the duly adopted resolutions of the board of directors and the duly adopted resolutions of the sole stockholder of the Seller and a certificate of the Secretary of the Parent certifying as to a true and correct copy of the duly adopted resolutions of the board of directors of the Parent, each in form and substance reasonably acceptable to the Purchaser, with respect to the consummation of the transactions contemplated by this Agreement and that such resolutions continue in full force and effect, without amendment, as of the Closing Date; and

          (e) Such other certificates, instruments and other documents, in form and substance reasonably satisfactory to the Purchaser and counsel for the Purchaser, as the Purchaser shall have reasonably requested in connection with the transactions contemplated hereby.

          6.02.  Opinion of the Parent's Counsel.  The Purchaser shall have
                 -------------------------------
received an opinion of Haythe & Curley, special counsel for the Parent and the Seller, reasonably satisfactory to the Purchaser and dated the Closing Date and covering the matters set forth in the first two sentences of Section 2.01,
Section 2.02, the first two sentences of Section 2.03, Section 2.15, Section
2.20 and the second sentence of Section 2.21 hereof (provided that in rendering such opinion such counsel may assume that the Purchaser does not have knowledge of any adverse claim in respect of the Shares).

          6.03.  Representations; Warranties and Covenants.
                 -----------------------------------------

          (a) The representations and warranties of the Parent and Seller contained herein (without regard to any materiality or Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the Closing Date, except to the extent that any of such representations and warranties are, by their terms, made expressly as of the date of this Agreement or another date, in which case such representations and warranties shall have been true and correct as of the date hereof or such other date, as applicable, except where the failure to be true and correct (without giving effect to any materially qualification in any particular representation) shall not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

          (b) The Parent and Seller shall have complied ~n all material respects with its covenants and agreements contained herein required to be compiled with on or prior to the Closing Date.

          (c) On the Closing Date, the Parent and Seller shall deliver to the Purchaser a certificate dated as of the Closing Date to the effects of paragraph a and b of this section.

          6.04.  No Litigation.  No action, suit, proceeding, writ, judgment,
                 -------------
injunction, decree or similar order of any Governmental Authority restraining, enjoining or otherwise preventing the consummation of any of the transactions contemplated by this Agreement, or seeking any Damages or any other relief as a result of this Agreement or any of the transactions contemplated hereby, shall be pending.

          6.05.  Approvals.  All governmental filings, authorizations and
                 ---------
approvals (if any) that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained in form and substance reasonably satisfactory to the Purchaser and the Purchaser's counsel, except for any such approvals as to which the failure to obtain shall not, individually or in the aggregate, have a Material Adverse Effect, provided that failure to obtain such approvals or make such filings does not constitute a violation of law.

          6.06.  HSR Act Approval.  All waiting periods applicable to this
                 ----------------
Agreement and the transactions contemplated hereby under HSR shall have passed or been terminated.

          6.07.  Resignations.  All officers and all directors of each Group
                 ------------
Member (except those designated by Purchaser) shall have executed and delivered to each Group Member, as applicable, resignations effective as of the Effective Time.

          6.08.  Escrow Agreement.  At Closing, the Seller and the Purchaser
                 ----------------
shall enter into the Escrow Agreement.

          6.09.  Third Party Consents.  All consents of third parties described
                 --------------------
on Schedule 2.02 shall have been obtained, except when such failure to obtain any consents, individually or in the aggregate, will not be reasonably likely to result in a Material Adverse Effect.

          6.10.  PNC Liens.  All liens on the assets of the Group Members held
                 ---------
by PNC Bank, N.A., shall be removed as of the Closing Date, or Purchaser shall have received reasonably satisfactory assurances from PNC Bank, N.A., that all such liens shall be promptly removed following the Closing Date without any cost or contributions from Purchaser or the Group Members.

                                  SECTION VII
                                  -----------

                            CONDUCT OF THE BUSINESS
                            -----------------------

          7.01.  Limitations on Conduct.  The Seller and the Parent, jointly and
                 ----------------------
severally, hereby covenant and agree with the Purchaser that, except as hereafter consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed from and after the date of this Agreement and until the Effective Time, the Seller and the Parent shall cause each Group Member not to, except as set forth on Schedule 7.01:
                                      -------------

          (a)    Operation of the Business. Conduct the business of the each
                 -------------------------
Group Member other than in the ordinary course of business and consistent with past practice.

          (b)    No Loans. Advances, Etc.  Make or grant pay raises, bonuses, or
                 -----------------------
awards or severance to any officer, employee or director, or except in the ordinary course of business and consistent with past practice, make or incur any lease, loan, Lien or other obligation to or from a third party, or make any other payments, directly or indirectly, to any officer, employee or director of any Group Member.

          (c)    Capital Expenditures.  Make any commitments for capital
                 --------------------
expenditures for additions to property, plant or equipment in excess of any Group Member's current fiscal year to date capital budget.

          (d)    Preservation of Organization and Business Relationships.  Fail
                 -------------------------------------------------------
to use its reasonable efforts to (i) preserve its present business organization intact, (ii) keep available to the Purchaser the services of the present officers and employees of the Group Members and (iii) preserve present relationships with entities or persons having business dealings with it.

          (e)    Employee Plans.  Except in the ordinary course of business,
                 --------------
enter into any plan, arrangement or commitment with any of its employees, officers or consultants with regard to compensation, benefits or perquisites.

          (f)    Maintenance of Insurance.  Fail to maintain in full force and
                 ------------------------
effect through, but not after, the Effective Time, insurance of the type and with such coverage amounts and with insurers rated A or better by AM Best as is maintained as of the date hereof. Seller shall promptly advise Purchaser in writing of any change of insurer or type of coverage.

          (g)    Claims.  Waive, cancel, sell or otherwise dispose of for less
                 ------
than the face value thereof any material claim or right it has against third parties.

          (h)    Sale of Assets.  Sell or dispose of any asset having a book
                 --------------
value in excess of $50,000 other than in the ordinary course of business and consistent with past practice.

          (i)    Material Transactions.
                 ---------------------

                 (1) amend its Articles of Incorporation or Bylaws;

                 (2) change its authorized or issued capital stock or issue any rights or options to acquire shares of its capital stock or securities convertible into or exchangeable for such Shares;

                 (3) enter into or renew any employment or consulting contract or arrangement with any person which is not terminable at will, without penalty or continuing obligation:

                 (4) make, change or revoke any Tax election or make any agreement or settlement with any taxing authority:

                 (5) guarantee or become a co-maker or accommodation maker or otherwise become or remain continently liable in connection with any liability or obligation of any person (other than the endorsement of checks in the ordinary course of business); or

                 (6) open any new clinic or purchase any clinic or close or sell any clinic (except capital expenditures consistent with the year-to-date capital budget);

                 (7) enter into or renew any real property lease, except clinic leases not having a term of greater than five (5) years or which provide for monthly base rent in excess of $10,000 per month;

                 (8) enter into any agreement which requires payments of more than $100,000 in a single year.

          (j)    enter into any agreement to do any of the foregoing.

          7.02.  Preparation and Filing of Tax Returns.  From and after the date
                 -------------------------------------
of this Agreement until the Effective Time, the Parent shall cause (i) all Tax Returns of the Group Members or that include the activities of the Group Members to be filed on a timely basis, and (ii) all Taxes of the Group Members that are due and payable to be paid on a timely basis. Except as otherwise expressly agreed to by the Purchaser, all such Tax Returns that reflect the operations, activities or property of the Group Members shall be prepared in a manner consistent with past practice and no Tax elections or accounting methods shall be made or applied with respect to such Tax Returns other than in a manner that is consistent with past practice. Parent shall provide Purchaser a reasonable right to review and comment upon any such Tax Returns prior to the filing thereof.

          7.03.  Access; Information and Documents.  The Seller and the Parent
                 ---------------------------------
shall cause each Group Member to give to the Purchaser and to the Purchaser's counsel, accountants and other representatives access during normal business hours, on reasonable notice to all of each Group Member's properties, books, tax returns, contracts, commitments, records, officers. personnel and accountants and will furnish to the Purchaser all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of any Group Member as the Purchaser may reasonably request.

          7.04.  Preparation and Filing of Medicare and Medicaid Cost Reports.
                 ------------------------- ----------------------------------
From and after the date of this Agreement until the Effective Time, the Parent shall cause all Medicare and Medicaid cost reports of the Group Members or those that include the activities of the Group Members to be filed on a timely basis. Except as otherwise expressly agreed to by the Purchaser. all such Medicare and Medicaid cost reports of the Group Members shall be prepared in a manner consistent with past practice. Parent shall make such Medicare and Medicaid cost reports available to Seller to review at least 15 days prior to such Medicare and Medicaid Cost reports being filed. Parent will prepare home office cost reports for all periods through Closing in a manner consistent with prior practice and file them in a timely manner.

          7.05.  Payment of Sellers' Notes and Earn Out Amounts.  Pending
                 ----------------------------------------------
Closing, Seller shall pay all amounts due under the Seller Notes and all amounts due pursuant to the so called "earn out" obligations of any Group Member on a timely basis, subject to available offsets, if any.

                                 SECTION VIII
                                 ------------

                        OTHER AGREEMENTS OF THE PARTIES
                        -------------------------------

          8.01.  Announcements.  The Parent and the Purchaser will consult with
                 -------------
each other before any issuance by them or any of their Affiliates of, and will provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. In addition, the Purchaser shall comply with the Confidentiality Agreement.

          8.02.  Employee Matters.
                 ----------------

          (a) Except as specifically provided for herein, effective as of the Closing Date, Parent and Seller shall have no obligation to provide benefits to any Employee, former Employee or Beneficiary under the Parent NCES Agreement, or otherwise, and Purchaser and the Group Members shall be responsible for and shall promptly discharge all of Parent's liabilities under the Parent NCES Agreement with respect to the PEO Benefit Plans. Effective as of the Closing Date, Parent and Seller shall cease to have any liability with respect to the NonPEO Benefits Plans.

          (b) Effective as of the Closing Date, Parent shall take, or cause to be taken, all such action as is necessary to terminate its co-sponsorship of the PEO Benefit Plans.

Notwithstanding the preceding sentence. Parent shall retain responsibility under those PEO Benefit Plans that are employee welfare benefit plans (as designated on Schedule 2.12) (collectively, the Seller's Health Plan) for all claims
   -------------
incurred by Employees. Former Employees and their Beneficiaries of any Group Member prior to the Closing Date, including claims submitted after the Closing Date, but only to the extent that the amount of such claims exceed the amount of any corresponding accrual or reserve reflected on the Closing Balance Sheet or which are not otherwise satisfied by insurance coverage. A claim shall be deemed to have occurred on the date of (i) death or dismemberment in the case of claims under life insurance or accidental death and dismemberment insurance, (ii) the date of initial disability in the case of disability claims, or (iii) in the case of all other claims including medical claims, the date on which the charge or expense giving rise to such claim is incurred. From and after the Effective Time, the Purchaser shall cause the Group Members to pay to the Parent (to the extent accrued or otherwise reserved for on the Closing Balance Sheet) any premium or other charges due in respect of coverage of Employees, Former Employees or Beneficiaries under the Seller's Health Plan through the Effective Time within 30 days after receipt of an invoice or statement relating to the same. The amount of such premiums and charges shall be calculated in accordance with the Parent's and the Group Member's prior practices regarding such premiums and charges in accordance with Code (S)4980B. The Purchaser agrees to notify all Employees, Former Employees and their Beneficiaries of the manner in which pre-Effective Time Expenses under the Seller's Health Plan are to be submitted for reimbursement and to request that all such expenses be submitted within 60 days after the Closing Date.

          (c) Effective as of the Closing Date, active participation of the Employees in the NCES/NovaCare, Inc. 40 1(k) Retirement Savings Plan ("Parent's 40 1(k) Plan") shall cease and Purchaser shall establish a defined contribution retirement plan qualified under Section 401(a) of the Code for the benefit of all employees of the Group Members who continue employment with the Purchaser or any Group Member thereafter (the "Retained Employees") (the "Purchaser's 40 1(k) Plan"). Within 180 days after the Closing Date, Purchaser shall provide Parent with an opinion letter of counsel acceptable to the Parent that the Purchaser's 40 1(k) Plan satisfies the requirements for qualification under Section 40 1(a) of the Code or deliver to Parent a current favorable determination letter issued by the IRS that the Purchaser's 40 1(k) Plan satisfies the requirements for qualification under Section 401(a) of the Code. As soon as practicable after the latest of(i) the expiration of 30 days following the filing of Forms 5310 with the IRS, if required and (ii) the receipt by Parent of the opinion or determination letter prescribed above, Parent shall cause the trustee of Parent's 40 1(k) Plan to transfer to the trust forming a part of the Purchaser's 401(k) Plan cash and/or securities reasonably acceptable to Purchaser (including participant notes) equal to the aggregate account balances (including loan balances) of the Retained Employees as of such transfer date.

          (d) Purchaser agrees that each Retained Employee will be given credit for all service with any Group Member, the Subsidiaries and any affiliates thereof in determining such Retained Employee's eligibility to participate and vest in any employee benefits, as well as the amount of vacation and severance, if service is applicable under Purchaser's plans, offered by

Purchaser or any affiliate of Purchaser to the same extent as if that service had been performed for Purchaser. In addition, Purchaser will grant credit under its vacation, sick leave and paid time off programs for all accrued vacation, sick leave and paid time off to which the Retained Employees are entitled under comparable Benefit Plans maintained by Parent on the Closing Date.

          (e)   Set forth on Schedule 8.02(e) is a list of all former employees
                             ---------------
currently receiving or entitled to receive continuation health coverage pursuant to (S)4980B of the Code arid Title I, Subtitle B. Part 6 of ERISA ("COBRA Coverage") from Parent or any ERIS.A Affiliate (other than a Group Member). Parent will update Schedule 8.02(e) as of the Closing Date. All individuals
                   ---------------
listed on the updated Schedule 8.02(e) and their spouses and dependants who are
                      ---------------
"qualified beneficiaries" within the meaning of (S) 4980B (g) of the Code are hereinafter referred to as the 'COBRA Participants." Subject to Parent's reimbursement obligation as described below, effective as of the Closing Date. Purchaser and the Group Members shall be responsible for the provision of COBRA Coverage to the COBRA Participants. Notwithstanding the preceding sentence, Parent shall retain responsibility to reimburse Purchaser and the Group Members on a monthly basis to the extent that the aggregate claims of the non-Group Member COBRA Participants pursuant to their COBRA Coverage exceed the aggregate premiums paid from the Closing Date for such COBRA Coverage, but only to the extent not otherwise satisfied by insurance coverage.

          (f) No covenant or agreement by any party hereto to indemnify any other party hereto shall release, or be deemed to release, any insurer or indemnitor of any Damages which might be the basis for any Indemnification Matter.

          (g) Effective as of the Closing Date, active participation of the Employees in the NovaCare Employee Stock Purchase Plan shall cease.

          8.03. Labor Relations.  The Purchaser hereby agrees to defend and
                ---------------
indemnify the Seller Indemnified Parties, and to hold each Seller Indemnified Party harmless, from and against all Damages that are sustained or incurred by any Seller Indemnified Parties by reason of or in connection with any claim, proceeding or suit brought against any Seller Indemnified Parties under the Worker Adjustment Retraining and Notification Act, or any other local, state, Federal or foreign law, which relates to actions taken by the Purchaser or any Group Member at any time after the Effective Time with regard to any site of employment or one or more facilities or operating units within any site of employment of any Group Member.

          8.04. Access to Information.  (a) Subject to Section 8.04(c).  For a
                ---------------------
period of six years from the Closing Date, each of the Seller, the Parent and the Purchaser shall (and, in the case of the Purchaser, shall cause each of the Group Members to), during normal business hours and upon reasonable notice, make available and provide the other parties and their representatives (including, without limitation, counsel and independent auditors) with access to the facilities and properties of each of the Group Members and to all information, files, documents and records (written and computer) relating to any Group Member or any of its businesses or operations for any and all periods prior to or including the Closing Date which another party (or any of its Affiliates) requires with respect to any reasonable business purpose, and shall (and, in the case of the Purchaser, shall cause each of the Group Members to cooperate fully with the Parent and its representatives (including, without limitation, its counsel and independent auditors) in connection with the foregoing, including, without limitation, by making tax, accounting and financial personnel and other appropriate employees and officers of the Seller, the Parent or each Group Member, as the case may be, reasonably available to the other parties and their representatives (including, without limitation, counsel and independent auditors), with regard to any reasonable business purpose.

          (b) Without limiting the generality of Section 8.04(a) but subject to Section 8.04(c), from and after the Closing Date, the Purchaser shall (and shall cause each of the Group Members to) cooperate fully with, and shall cause its officers and employees (and the officers and employees of the Group Members to cooperate fully with the Parent and its representatives) (including, without limitation, its counsel and independent auditors) in connection with

          (i) the Parent's preparation of the Group Members' (or any Group Member's) Federal, state or local income Tax Return, report or declaration, for any Seller Tax Period, and to that end following the Closing Date, the Parent shall submit to the Purchaser blank Tax Return workpaper packages reasonably necessary to enable the Parent to prepare such Tax Returns and the Purchaser shall cause the Group Members to prepare for and to deliver to the Parent, within 90 days following the later of receipt of such workpaper packages and the Closing Date completed workpaper packages, and shall cause the officers and employees of the Group Members to cooperate and assist the Parent in the Parent's review and verification of the same;

          (ii) any Tax audit, examination or proposed or final assessment or the like (including without limitation any Tax Claim) relating to the Seller, the Parent, the Group or any Group Member, and to any Seller Tax Period;

          (iii) the preparation of any financial statements of the Group Members (or any Group Member) for (or including) any period (or portion thereof) ending on or before the Effective Time, and to that end the Purchaser shall cause each Group Member to prepare for and to deliver to the Parent any financial information of the type historically prepared by any Group Member for all periods (or portions thereof) ending on or before the Effective Time and to cause the officers and employees of any Group Member to cooperate fully and assist the Parent in its review and verification of the same;

          (iv) the Parent's preparation of any statement, report, notice, response or other document for filing with the Securities and Exchange Commission, any state or foreign securities commission or authority, any other Governmental Authority or any securities exchange or market, domestic or foreign, including, without limitation, in connection with any comments, requests for information, inquiries, investigations or proceedings, formal or informal, by any of the foregoing;

          (v) the investigation, prosecution or defense of or response to any Actions, claims or inquiries commenced by any Purchaser Indemnified Party, or by any Governmental Authority or any other person or entity, against the Parent or the Seller (or any other Seller Indemnified Party or any Affiliate thereof), or by the Parent or the Seller (or any Affiliate thereof) against the Purchaser or any other Purchaser Indemnified Party), including in any case relating to any Indemnification Matter under Sections
     8.03.  IX or X hereof.

          (c) The cooperation and assistance of the Purchaser and the Group Members and their respective officers and employees under this Section 8.04 shall be rendered during normal business hours and in a manner which does not disrupt the business and operations of the applicable Group Member or interfere with the performance by employees of the Group Members of their normal duties, and subject to the foregoing the Purchaser shall use its best efforts in the case of the Parent's preparation of any Tax Return, report or declaration and any financial statements, to cause such cooperation and assistance to be rendered without adverse consequences to the Seller or the Parent during the period that each of the Group Members has normally assisted the Seller or the Parent in the Parent's preparation of Tax Returns, reports or declarations and financial statements. The Parent shall reimburse the Group Members for any out-of-pocket expenses paid by them in the cooperation and assistance by Purchaser with the Parent's preparation of any such Tax Returns, reports or declarations and any such financial statements.

          (d) Purchaser and Group Member shall not in any case be required to spend more than 300 employee hours for the assistance and cooperation described herein; hours spent in excess of 300 shall be charged at Purchaser's and Group Member's fully burdened cost per hour.

          (e)   Without limiting the generality of subsection (a) of this
Section 8.04, following the Closing, no party shall (and no party shall cause their Affiliates to) destroy any information, files, documents or records (written and computer) relating to any Group Member or any of its businesses or operations on or before the Closing Date without giving at least 30 days' prior written notice to the other parties hereto and shall (and shall cause their Affiliates to) permit the other parties hereto to examine, duplicate (at the expense of the other parties hereto) and/or transfer (at the expense of the other parties hereto) to the other parties hereto or their representatives any of such information, files, documents or records (written and computer).

          8.05. Intentionally left blank.
                ------------------------

          8.06. Tax Matters.  (a) The Seller, the Parent and the Purchaser
                -----------
acknowledge and agree that, for Federal Income Tax purposes, the taxable year of each Group Member will close on the Closing Date and that, for certain state and local income Tax purposes, the taxable year of some or all of the Group Members may also close on the Closing Date. The Parent shall be responsible for preparing and filing any and all income Tax Returns, reports and declarations that include the Group Members for the periods ending on or before the Closing Date, and shall be responsible for and shall pay all income Taxes payable by the Group Members with respect to such returns. To the extent permitted by law, the Parent and the Purchaser agree to cause a taxable period of each Group Member to close on the Closing Date for state and local income Tax purposes. Except to the extent expressly permitted by the Purchaser or as specified in this Agreement, all Tax Returns prepared by the Parent with respect to the Group Members pursuant to this Section 8.06(a) shall be prepared in a manner consistent with past practice and no Tax elections shall be made or Tax accounting methods shall be applied except in a manner consistent with past practice. Parent shall provide to Purchaser a reasonable right to review and comment upon any such Tax Returns prior to the filing thereof.

          (b) Except as provided in clause (a) of this Section 8.06. the Purchaser agrees to cause the Group Members to file all Tax Returns, reports and declarations required to be riled by any of them after the Closing Date and to pay all Taxes due and payable by any of them after the Closing Date, including any Taxes (other than income Taxes) that accrued prior to the Closing Date or that are otherwise allocable to any Seller Tax Period that does not end on or before the Closing Date. Without limiting the generality of Section 8.04 or this Section 8.06, the Parent and Purchaser shall be given the opportunity to review, comment upon and suggest changes or corrections to, any income Tax Returns, reports and declarations prepared by the other party covered by this
Section 8.06(a) and (b) which include any Seller Tax Period (and the work papers of the Group Members and Parent and their accountants used in the preparation thereof), in each case prior to the filing thereof (but in no event less than 30 days prior to such filing). In the event of any dispute regarding the matters set forth in the immediately preceding sentence, then PricewaterhouseCoopers (or if PricewaterhouseCoopers shall decline to arbitrate such dispute, then another nationally recognized accounting firm selected by the Parent) shall be requested to make a determination resolving any such dispute; and the determination by PricewaterhouseCoopers (or such other accounting firm) of any such dispute shall be final and binding on the parties hereto. The fees and expenses of PricewaterhouseCoopers (or such other accounting firm) in resolving such dispute shall be borne fifty percent (50%) by the Parent and fifty percent (50%) by the Purchaser.

          (c) Any refunds or credits of income Taxes of any Group Member for any Seller Tax Period shall be for the account of the Parent to the extent not reflected in the calculation of Consolidated Net Working Capital reflected on the Closing Balance Sheet, and to the extent not attributable to the carryback from a taxable period following the Closing Date ("Parent's Refunds"). Applications for Parent's Refunds of Taxes, and the filing of amended Tax Returns with respect to any Seller Tax Period resulting in Parent's Refunds shall be made and prosecuted only by the Parent or the Seller. Without limiting the provisions of Section 8.04, the Purchaser shall provide and shall cause each Group Member to provide to the Parent full cooperation and assistance in connection with any application for refund or amendment made or proposed to be made by the Parent or the Seller as shall be requested by the Parent, including by causing each Group Member to authorize by appropriate powers of attorney such person as the Parent shall designate to represent such Group Member with respect to such refund claim, without charge for any cost or expense for assistance rendered by officers and employees of the Group Members in connection therewith. Neither the Parent nor the Seller shall seek any Tax refund, or amend any Tax Return, which would have the effect of increasing the Taxes of any

Group Member for any taxable period (or portion thereof) beginning after the Closing Date; however, the foregoing shall not apply to any amended Tax Return which may be required by law following resolution of a Tax dispute. Neither the Purchaser nor any Group Member shall amend, or take any similar action with respect to, any Tax Return filed by the Parent, the Seller or by any Group Member with respect to any Seller Tax Period without the prior written consent of the Parent: provided that the foregoing shall not apply to any amended Tax Return which may be required by law following resolution of a Tax dispute conducted in accordance with this Agreement. The Purchaser shall or shall cause each Group Member to forward to the Parent any Parent's Refund of income Taxes of any Group Member within five days after such refund is received or reimburse the Parent for any credit within five days after the credit is allowed or applied against other Tax liability). Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of 9.03(d) hereof.

          (d) The Purchaser shall not file an election (or cause a deemed election) under Section 33 8(h)(l0) of the Code with respect to its acquisition of the Group Members or any Group Member hereunder. The Purchaser shall consent to the election under Treasury Regulation (S)1.1502-20(g)(l) to re-attribute any net operating losses and/or net capital losses of any Group Member to the Seller or the Parent, except for an amount of such losses as is necessary to offset the Tax liability of any Group Member arising pursuant to (S)481 of the Code, and shall cause the Group Members to execute and file such statements as may be necessary or appropriate to effect such election.

          (e) All Taxes with respect to the income, property or operations of the Group Members that relate to any taxable year or period beginning before and ending after the Closing Date shall be apportioned between the Seller Tax Period and the period beginning the day after the Closing Date as follows: (A) in the case of Taxes other than income and sales or use Taxes, on a per diem basis, and
(B) in the case of income Taxes (including income Taxes based on capital or other alternative bases) and sales or use Taxes, as determined from the books and records of the Parent and the Group Member in question, as though the taxable year of the Group Member terminated on the Closing Date, and based on the accounting methods, elections and conventions used by the Parent and/or the relevant Group Member in prior years.

          (f) Following the Closing, and without regard to any of the limitations set forth in Section IX, the Parent and the Seller shall fully indemnify and hold harmless the Purchaser and each of the Group Members from and against any liability for any Damages that relate to Taxes (i) of the Group Members that are attributable to any taxable period or portion thereof that ends on or before the Closing Date to the extent the liability therefor exceeds the amount expressly reflected as a liability in the calculation of Consolidated Net Working Capital reflected on the Closing Balance Sheet or (ii) of any person other than a Group Member for which a Group Member may become liable (A) by reason of being a member of a consolidated or combined Tax Return that includes such other person on or before the Closing Date. B by reason of being a successor to such other person by merger, liquidation or otherwise on or before the Closing Date or (C) by reason of being a party to a Tax sharing or Tax allocation agreement on or before the Closing Date.

          (g) Except as otherwise provided in this Agreement, on or before the Closing Date, the Parent shall cause all Tax sharing agreements or arrangements that may exist between any Group Member and the Parent, the Seller or their Affiliates to be terminated and all obligations thereunder to be terminated as of the Closing Date, and none of the Group Members shall have any liability thereunder for any and all amounts due in respect of periods up to and, including the Closing Date.

          8.07. [Intentionally omitted]
                -----------------------

          8.08. Agreement by the Purchaser Regarding No Other Representations or
                ----------------------------------------------------------------
Warranties by the Parent or the Seller.  The Purchaser agrees that except for
--------------------------------------
the representations and warranties (including the Schedules with respect thereto) made by the Parent and the Seller and expressly set forth in this Agreement or any certificate delivered pursuant hereto neither the Parent nor the Seller nor any Affiliate or representative of either has made and shall not be construed as having made to the Purchaser or to any representative or Affiliate thereof, and neither the Purchaser nor any Affiliate nor any representative thereof has relied upon, any other representation or warranty of any kind. Without limiting the generality of the foregoing, except for any express representations and warranties made by the Parent and the Seller in this Agreement or any certificate delivered pursuant to this Agreement, the Purchaser agrees that neither the .Parent nor the Seller nor any Affiliate or representative of either makes or has made any representation or warranty to the Purchaser or to any representative or Affiliate thereof with respect to:

          (i) any projections, estimates or budgets contained in that certain Confidential Information Memorandum relating to the Group Members or otherwise heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or Affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Group or any Group Member or the future business, operations or affairs of the Group or any Group Member; and

          (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or Affiliates (including, without limitation, the Confidential Information Memorandum relating to the Group Members) with respect to the Group or any Group Member or the business, operations or affairs of the Group or any Group Member.

          8.09. Use of NovaCare Name.  Purchaser hereby agrees that Parent may
                --------------------
use the name "NovaCare" and the domain name "NovaCare.com" for a period of six
(6) months after the Closing Date, provided that the Parent shall not hold itself out to the public as being affiliated with the Purchaser. At the end of such six month period, Parent shall promptly take such steps as are necessary to change its name to a name not including the word "NovaCare."

          8.10. Employee Obligations
                --------------------

          (a) The Parent shall be responsible for any and all obligations arising out of the contractual arrangement with MT Consulting, attached hereto as Schedule 8.10 the "Mountain Contract"). The Mountain Contract provides,
   -------------
among other things that Steve Mackef and other individuals currently or formerly employed by MT Consulting (the "Mountain Personnel") will be employed by one or more of the Group Members. Promptly following the execution and delivery of this Agreement. Parent or Seller will deliver to Purchaser a written list identifying (by name, job title and job function) each of the Mountain Personnel who Parent or Seller has committed or intends to employ, or actually has employed, Purchaser will notify Seller within thirty (30) days following its receipt of such list, as to which of the Mountain Personnel Purchaser will consent to employ or retain, as the case may be (the "Approved Mountain Personnel"). Parent shall, in addition to its obligations under Section 8.10(b) through (e) hereof, be responsible for any severance obligations due to the Mountain Personnel other than the Approved Mountain Personnel; on the other hand, Purchaser shall be responsible for any severance obligation due to the Approved Mountain Personnel. Parent shall indemnify and hold Purchaser harmless, as further provided in Section IX, for any and all liabilities relating to the agreements and understandings set forth in subsection "(a)".

          (b) The parties agree that, notwithstanding anything else herein, James W. McLane shall not become an employee of Purchaser and, if employed by any Group Member, shall be terminated by such Group Member as of the Closing Date. Parent shall be fully responsible for any and all payments or other obligations due or payable to Mr. McLane at or after Closing arising from his employment with Parent and the Group Members prior to the Closing Date. Parent shall indemnify and hold Purchaser harmless, as further provided in Section IX, for any and all liabilities relating thereto.

          (c) Parent shall be fully responsible for any and all incentive payment obligations to any employees relating to the consummation of the transactions contemplated by this Agreement. Parent shall indemnify and hold Purchaser harmless, as further provided in Section IX, for any and all liabilities relating thereto.

          (d) Parent shall reimburse Purchaser up to $3.5 million for severance obligations actually incurred by Purchaser with respect to those employees listed on Schedule 2.11 (excluding James McLane) who have contractual
                    -------- ----
severance rights; provided, and only to the extent that (i) in the case of an employee who is involuntarily terminated, such termination notice must be given by Purchaser within 4 months after the Closing Date (and must become effective on or before the end of the fifth month after the Closing Date), (ii) in the case of an employee who is entitled to severance based on the exercise of a constructive termination provision, such contractual right is based solely on the contractual provision existing on the Closing Date; and provided, further that, with respect to any such employee, no other contractual arrangement is entered into by the Purchaser, a Group Member or their Affiliates. Parent shall indemnify and hold Purchaser harmless, as further provided in Section IX, for any and all liabilities relating thereto. Parent further covenants that, if any potential obligations of Parent under this subsection "(d)" remain unsatisfied as of the date Parent intends to make any distribution of assets to shareholders or a liquidation trustee, Parent shall provide security sufficient to satisfy any such remaining obligation, to Purchaser's reasonable satisfaction.

          (e) Parent shall be fully responsible for any and all contractual retention bonus arrangements with employees listed on Schedule 2.11 provided,
                                                      -------------
that such employee voluntarily or involuntarily terminates his or her employment with Purchaser, a Group Member or their Affiliates, as applicable, within one year after the Closing Date. Parent shall indemnify and hold Purchaser harmless, as further provided in Section IX. for any and all liabilities relating thereto.

          8.11. Non-Competition; Nonsolicitation.
                --------------------------------

          (a) For a period of five years from and after the Closing Date, neither the Parent, the Seller nor any of their respective Affiliates (other than individuals who are officers, directors and/or controlling stockholders) (collectively, the "Restricted Parties") shall, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or provide any financing or lease any assets to, any entity that engages in, or that the Restricted Party knows intends to engage in, a Competing Business, or (ii) solicit, retain as a consultant, interfere with or attempt to entice away from the Purchaser, the Group or their respective Affiliates, any Protected Employee, or (iii) solicit, interfere with or attempt to entice away from the Purchaser, the Group or their respective Affiliates, any person, firm or corporation which has been or is during the two-year period commencing on the Closing Date a customer of the Purchaser or any Group Member. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section 8.11 so long as the Restricted Parties do not participate in the management of such company.

          (b) The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Purchaser or any Group Member seeks to enforce this Section 8.11. In the event that any of the covenants contained in this Section 8.11 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (c) The restrictive covenants contained in this Section 8.11 are each covenants independent of any other provision of this Agreement, and the existence of any claim which any party may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement on these covenants. The Seller and the Parent acknowledge that the Purchaser is purchasing the Companies in reliance on the goodwill of the businesses of the Group and the covenants contained in this Section 8.11 are essential to the protection of the Purchaser's purchase of the Companies and that the Purchaser would not purchase the Companies but for these covenants.
The Seller and the Parent agree that a breach by any of them of this Section
8.11 shall cause irreparable harm to the Purchaser and the Group -and that the Purchaser's and the Group's remedies at law for any breach or threat of breach of the provisions of this Section 8.11 shall be inadequate, and that the Purchaser and the Group shall be entitled to an injunction or injunctions to prevent breaches of this Section 8.11 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Purchaser or the Group may be entitled at law or in equity.

          8.12. No Solicitation.  During the period beginning on the date hereof
                ---------------
and ending on the earlier of the Closing Date and the date of termination of this Agreement. the Parent and the Seller will not (and will cause their Affiliates and representatives not to) (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the direct or indirect acquisition of all or any substantial portion of the Shares or assets of the Companies or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other matter, any effort or any attempt by any person other than the Purchaser to do or seek any of the foregoing.

          8.13. Confidentiality.  Except as required by law, after the Closing
                ---------------
the Parent and its Affiliates (other than individuals who are officers, directors, or controlling stockholders) (not including the Group Members) shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, relating to the business and operations of the Companies or the Subsidiaries, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, financial or other data (including the revenues, costs or profits associated with any of the Companies' products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or other compilations of information, written or unwritten, which is or was used in the business of the Companies or any of the Subsidiaries.

          8.14. Acquisition of Rights to Confidentiality.  At the Closing, the
                ----------------------------------------
Parent shall assign, grant and convey to the Purchaser all its rights under confidentiality agreements between it and persons other than the Purchaser that were entered into in connection with or relating to a possible sale of the Shares or any part thereof (collectively, "Other Confidentiality Letters"), including the right to enforce all terms of the Other Confidentiality Letters. Promptly after the date hereof, Parent shall request the return of all confidential information provided to other persons pursuant to the Other Confidentiality Letters. At the Closing, the Parent shall deliver to the Purchaser copies of the Other Confidentiality Letters to the extent permitted by the terms thereof; provided that, if any Other Confidentiality Letter shall not be assignable, the Parent shall disclose to the Purchaser the parties to such Other Confidentiality Letter.

          8.15. Accounts Receivable.  The Parent represents and warrants that,
                -------------------
with respect to accounts receivable reflected on the Closing Balance Sheet which are one year or more old on the date of the Closing Balance Sheet, the Purchaser shall collect all such accounts receivable, less reserves against such accounts receivable reflected on the Closing Balance Sheet and less any such accounts for which the payor is involved in litigation, (i.e.. accounts which represent amounts due from patients who have notified Parent, Seller or a Group Member of their inability to pay such accounts pending resolution of litigation brought by such patient to collect damages or insurance proceeds), on or before one year after the Closing Date. During such period, the Purchaser will cause the Group Members to follow substantially the same accounts receivable collection practices as were used by the Group Members prior to Closing. The Parent shall pay to Purchaser any such shortfall within thirty days of the final determination thereof; provided, that Purchaser shall be entitled to review the work papers upon which any such determination is based. Purchaser shall provide to Parent, within thirty days after the completion of each three-month period after the Closing Date, a report regarding the collection of such accounts receivable during such quarter.

          8.16. NCES Subscriber Agreement.  (a) Effective as of the Closing
                -------------------------
Date, Purchaser agrees to enter into a subscriber services agreement (the "Purchaser NCES Agreement") with NovaCare Employee Services, Inc. ("NCES") on substantially the same terms as the Subscriber Services Agreement (the "Parent NCES Agreement") dated as of July 1, 1999 between Parent and NCES, except that the Purchaser NCES Agreement shall provide that (i) Purchaser may, at its option, terminate the Purchaser NCES Agreement at any time on or after 18 months after the Closing Date by giving NCES at least 30 days prior written notice of such termination and (ii) Purchaser shall not be obligated for any Minimum Fee Guarantee except the Minimum Fee Guarantee for the period covered by the term of the Purchaser NCES Agreement. Parent shall use its best efforts to cause NCES to enter into the Purchaser NCES Agreement with Purchaser effective at or before Closing.

          (b) In the event that despite the parties best efforts, NCES does not enter into the Purchaser NCES Agreement at or before Closing, at the Closing, Parent shall assign to Purchaser and, subject to subsection "(d)" herein, Purchaser shall assume from Parent, the Parent's rights and obligations under the Parent NCES Agreement; provided that in the event Purchaser breaches the Parent NCES Agreement by delivering a termination notice to NCES as of any date on or after the 18 months after the Closing Date or by failing or refusing to perform its obligations under the Parent NCES Agreement accruing on or after such date, Parent and Seller shall, without regard to any limitations or conditions on indemnification contained in Section IX, jointly and severally indemnify and hold harmless the Purchaser Indemnified Parties from and against all Damages arising out of such termination and breach of the Parent NCES Agreement (it being understood that Purchaser shall remain obligated to NCES with respect to any and all obligations and damages relating to the period from the Closing Date through the date of such termination); the intention of the parties being that Purchaser shall be responsible to NCES as if it had entered into the Purchaser NCES Agreement, and Parent shall be responsible for all other obligations to NCES.

          (c) In the event that following the Closing, Purchaser and NCES enter into the Purchaser NCES Agreement, the assignment and assumption of the Parent NCES Agreement provided for in Section 8.16(b) shall be null and void and of no further force or effect.

          (d) Purchaser's obligations under 3.16b) to assume the Parent NCES Agreement shall be conditioned on Parent having complied with its obligations under Section 5.12 of the Merger Agreement dated as of September 3, 1999 between NCES and Parent regarding the provision of a guarantee by Parent of the Minimum Fee Guarantee to be received by NCES under the Parent NCES Agreement and the posting of sufficient security to secure such guarantee, to Purchaser's reasonable satisfaction.

          8.17. NCES Office Support Services Agreement.  At the Closing, Parent
                --------------------------------------
shall assign to Purchaser and Purchaser shall assume from Parent, the rights and obligations of the Support Services Agreement (the "NCES Office Support Agreement"), executed August 16, 1999, between NovaCare, Inc. and NovaCare Employee Services, Inc.

          8.18. Transition Services Agreement.  Parent and the Purchaser shall
                -----------------------------
exercise good faith efforts to negotiate and enter into a transition agreement (the "Transition Agreement") with respect to the transitional provision of office space and related services to Parent.

          8.19. Transition Obligations. Following the execution of the Agreement
                ----------------------
and up through and at the Closing, the parties shall take such steps as are reasonable and appropriate to cause Purchaser to assume responsibility for (or reimburse Parent for, as applicable) the following transitional obligations of the Parent: (i) lease costs for 44,000 square feet of space occupied by the Group Members at the corporate headquarters in King of Prussia, Pennsylvania for which the Parent is the sublandlord, on substantially the same terms as is currently reflected in Parent's lease agreement for such space, and (ii) obligations under the Microsoft license agreement in an amount equal to $997,189, and (iii) such other obligations set forth in Schedule 2.10 under the heading "(b) MIS", provided that the Group Members obtain the benefits of the equipment or services covered thereby. In addition, Purchaser hereby covenants to negotiate in good faith and to use its best efforts to enter into a contract with AT&T for the business of the Group Members for a period up through December 31, 2001.

          8.20. Representations regarding Working Capital, Long-Term Liabilities
                ----------------------------------------------------------------
and Tax Basis
-------------

          (a) Parent represents and warrants to Purchaser that (i) the Consolidated Net Working Capital (as defined herein) as of the Closing Date, as determined in accordance herewith, will be at least $85.8 million; (ii) the Long-Term Liability Amount (as defined herein) will be zero, and (iii) the Tax Liability Amount (as defined herein) will be zero.

          (b) The Purchaser shall prepare and deliver to the Parent within one hundred twenty (120) days after the Closing a consolidated balance sheet of the Companies and its Subsidiaries as of Closing (the "Closing Balance Sheet") prepared in accordance with GAAP, applied on a basis consistent with the preparation of the audited Financial Statements, and audited by PricewaterhouseCoopers. The Purchaser shall determine the Consolidated Net Working Capital and the Long-Term Liability Amount using the information reflected on the Closing Balance Sheet. For illustrative purposes, the calculation of the Consolidated Net Working Capital as of June 30, 1999 is reflected on Schedule 8.20(b'-l. The Purchaser shall prepare and deliver to
             ------------------
Parent within one hundred twenty (120) days after the Closing a statement of the Tax Liability Amount. The Closing Balance Sheet, Purchaser's determination of Consolidated Net Working Capital, the Purchaser's determination of the Long-Term Liability Amount and the Purchaser's determination of the Tax Liability Amount shall be subject to review by the Parent within thirty (30) days of the date of delivery of such information to the Parent, during which period the Parent shall have access to the workpapers and such other documents and information relating to the preparation of the Closing Balance Sheet, the determination of the Consolidated Net Working Capital, the determination of the Long-Term Liability Amount and the determination of the Tax Liability Amount as it shall request. Parent may dispute any amounts on the Closing Balance Sheet, the Consolidated Net Working Capital, the Long-Term Liability Amount and the Tax Liability Amount but only on the basis that (i) the amounts in dispute were not presented in accordance with GAAP applied on a basis consistent with the preparation of the audited Financial Statements, (ii) the computations were in error, or (iii) in the case of the Tax Liability Amount, the amounts in dispute were not in accordance with the tax records of the Companies, provided that Parent notifies Purchaser in writing within thirty (30) days of the disputed amount, specifying the amount and basis thereof. Any such dispute which cannot be resolved after good faith negotiations within thirty (30) days from the date Purchaser is so notified shall at the request of either Purchaser or Parent be referred to a nationally recognized firm of certified public accountants (the "Independent Accountants") who has not previously rendered services to Purchaser or Parent or an affiliate thereof chosen jointly by Parent and Purchaser (or if Parent and Purchaser are unable to agree, by their certified public accountants), whose determination on such matters shall be final and binding on the parties and whose fees and expenses shall be shared equally by the parties. The Independent Accountants shall resolve disputed items solely on the basis of whether amounts in dispute were determined in accordance with this Agreement. For purposes of this Agreement, the final Consolidated Net Working Capital and the Long-Term Liability shall be as reflected on the Closing Balance Sheet as modified by resolution of the Parent and Purchaser or by the aforesaid independent accounting firm, or if the Parent fails to notify Purchaser in writing of any disputed items within the prescribed thirty (30) day period, the Closing Balance Sheet as previously delivered by Purchaser.

          (c) As used herein, the "Consolidated Net Working Capital" of the Companies and their Subsidiaries shall mean the excess of the "current assets" of the Companies and their Subsidiaries (excluding deferred income taxes) over the "current liabilities" (excluding the current portion of Seller Notes and other third-party indebtedness, deferred income taxes, accrued contingent earnouts, accrued interest and intercompany accounts payable and accrued liabilities, except insurance reserves and payroll and related benefit costs) on a consolidated basis, in each case as such assets and liabilities are properly accrued and reflected on the books and records of the Companies and their Subsidiaries in accordance with GAAP applied on a basis consistent with the preparation of the audited Financial Statements. For avoidance of doubt such insurance reserves shall be reflected as a liability on the Closing Balance Sheet. As used herein, the 'Tax Basis" shall mean the aggregate Tax basis of the assets owned by the Group Members (exclusive of Tax basis in the stock of other Group Members). As used herein the "Tax Liability Amount" shall mean 35% of the aggregate amount by which the Tax Basis is less than $240 million. As used herein, the "Long-Term Liability Amount" shall mean the amount, if any, by which the long-term liabilities (other than the long-term portion of Seller notes and other third-party indebtedness and deferred taxes) reflected on the Closing Balance Sheet are greater than the long-term liabilities (other than the long-term portion of Seller notes and other third-party indebtedness and deferred taxes) as reflected on the Balance Sheet.

          (d) For purposes of this Agreement, the final Tax Liability Amount shall be based on the Tax Liability Amount reported by Purchaser or if disputed by Parent within such thirty (30) day period, the amount as modified by resolution of the Parent and Purchaser or by the aforesaid Independent Accountants. If the Consolidated Net Working Capital is so determined to be less than $85.8 million resulting in a breach of the representation set forth in 8.20(a)(i), the amount of the shortfall shall be paid by Parent to Purchaser as complete damages in respect of such breach. If the Long-Term Liability Amount is so determined to be greater than zero resulting in a breach of the representation set forth in 8.20(a)(ii), the amount of such excess shall be paid by the Parent to the Purchaser as complete damages in respect of such breach. If the Tax Liability Amount is so determined to be greater than zero resulting in a breach of the representation set forth in 8.20(a)(iii), the amount of the Tax Liability Amount, multiplied by fifty-nine percent (59%) (present value discount factor), shall be paid by the Parent to the Purchaser as complete damages in respect of such breach. Any amount due pursuant to this Section 8.20(d) shall be paid by Parent to Purchaser within fifteen (15) days after (i) as to any undisputed portion, the determination of such undisputed portion of such amount,
(ii) as to any disputed portion, the final determination of such matter in accordance with the procedures outlined herein.

          8.21. Contribution of Assets.  The Parent has previously transferred
                ----------------------
as a contribution to the capital of the Company, all assets of the Parent used in the business of the Group.

          8.22. Notice of Distributions.  Parent will provide Purchaser with
                -----------------------
thirty (30) days prior written notice before it makes any distributions to its shareholders or a liquidating trust.

          8.23. Updated Financial Information.  Parent shall deliver to
                -----------------------------
Purchaser unaudited results of operations and balance sheets for the Group Members for the monthly periods prior to the Closing Date, to the extent prepared by the Group Members in the ordinary course of business.

          8.24. Furniture, Fixtures.  The assets owned by the Companies
                -------------------
include the furniture, fixtures, equipment and cubicles associated solely with the operation of the Physical Rehabilitation Occupational Health Division of the Parent.

                                  SECTION IX
                                  ----------

                                INDEMNIFICATION
                                ---------------

          9.01.  Indemnification by the Parent and the Seller.  After the
                 --------------------------------------------
Closing Date, the Parent and the Seller, jointly and severally, shall indemnify and hold harmless the Purchaser (and its employees, officers, partners, directors, shareholders, agents and representatives) and the Group Members (collectively, the "Purchaser Indemnified Parties") from and against all Damages (unless otherwise specifically limited herein) which are sustained or incurred by any of the Purchaser Indemnified Parties, to the extent that the Damages are sustained or incurred by reason of (a) the breach by the Parent or the Seller of any of its covenants or agreements hereunder, (b) the breach of any of the representations or warranties made by the Parent and the Seller in this Agreement or any certificate delivered pursuant to this Agreement (other than the Medicare Representations, which are addressed in subclause "(g)" herein),
(C) any liability in

connection with any outstanding claim covered by liability insurance with P.I.E. Mutual, (d) any liability in connection with the litigation that the Parent is currently engaged in with the Pennsylvania Insurance Guarantee Association, (e) any liability or obligation for which Parent has assumed responsibility pursuant to Section 8.10 herein, (f) any liability for claims of a nature typically covered under professional liability or other liability insurance policies, (g) seventy-five percent (75%) of all Damages arising from the breach of any Medicare Representation (including any claims listed on Schedule 2.15 for
                                                        -------------
recoupment under Medicare reimbursement law or regulation), (h) seventy-five percent (75%) of all Damages arising from any liability or claim, whether or not included on Schedule 2.15, known or unknown, arising out of acts or omissions occurring prior to the Closing Date with respect to any acquisition agreement for the purchase and sale of clinics within the business of the Group Members,
(i) any liabilities, of any nature, of NovaMark, Inc, not otherwise created or incurred by Purchaser or by NovaMark, Inc. after the Closing Date, (j) any liabilities for work place injuries or workers' compensation claims, that occur prior to the Closing Date, and (k) any liabilities arising from any claim included on Schedule 2.15 which are not otherwise liabilities against which
            -------------
Group Members have indemnified Purchaser, in whole or in part pursuant to 9.02.

          9.02.  Indemnification by the Group Members.  After the Closing
                 ------------------------------------
Date, the Group Members shall indemnify and hold harmless the Parent, the Seller and their respective employees, officers, partners, directors, shareholders, agents and representatives (collectively, the "Seller Indemnified Parties") from and against all Damages (unless otherwise specifically limited herein) which are sustained or incurred by any of the Seller Indemnified Parties, to the extent that such Damages are sustained or incurred by reason of (a) the breach by the Purchaser of any of its covenants or agreements hereunder, (b) the breach of any of the representations or warranties made by the Purchaser in Section III hereof, (c) any liability of the Parent or any of its Affiliates (other than any Group Member) arising out of those certain agreements (the "Parent Agreements") described on Schedule 9.02 to which the Parent or any of its Affiliates (other
             -------------
than any Group Member) is a party, to the extent the same relate to the business of any Company (or any other Group Member; provided that the same do not constitute a breach of any of the

Parent's or the Seller's representations or warranties herein and are not otherwise liabilities against which Parent has indemnified Purchaser, (d) except as otherwise provided in Section 8.10, severance and other contractual and other obligations to any of the individuals listed on Schedule 2.11 as of the
                                                -------------
Effective Time and thereafter; provided that the same do not constitute a breach of any of the Parent's or the Seller's representations or warranties herein and are not otherwise liabilities against which Parent has indemnified Purchaser,
(e) twenty-five percent (25%) of all Damages arising from the breach by Parent and Seller of any Medicare Representation (including any claims listed on
Schedule 2.15 for recoupment or overpayment under Medicare reimbursement law or
-------------
regulation), (h) twenty-five percent (25%) of all Damages arising from any liability or claim, whether or not included on Schedule 2.15, known or unknown,
                                               -------------
arising from acts or omissions occurring prior to the Closing Date with respect to any acquisition agreement for the purchase and sale of clinics within the business of the Group Members, and (i) all Damages arising from any acts or omissions occurring after the Closing Date with respect to any acquisition agreement for the purchase and sale of clinics within the business of the Group
Members: provided that the same do not constitute a breach to any of the Parent's or the Seller's representations or warranties herein and are not otherwise liabilities against which Parent has indemnified Purchaser.

          9.03.  Procedure for Indemnification.  (a) Except as provided in
                 -----------------------------
clause (d) of this Section 9.03, in the event that any party hereto or other Purchaser Indemnified Party or Seller Indemnified Party reasonably believes that such party has a claim for Damages in respect of which indemnity may be sought by such party pursuant this Agreement (each, an "Indemnification Matter"), the party indemnified hereunder (the "Indemnitee") shall notify the party(s) providing indemnification (collectively, the "Indemnitor") by sending written notice to the Indemnitor (an "Indemnity Notice"). In the case of third party claims, which, if successful, could result in an indemnity payment hereunder, an Indemnity Notice shall be given within 30 days after the discovery by the Indemnitee of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by such delay or failure to notify. Any Indemnity Notice (i) shall state (with reasonable specificity) the basis on which indemnification is being asserted, (ii) shall set forth the amount of Damages for which indemnification is being asserted and (iii) in the case of third party claims, shall be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnitee.

          (b) The indemnitor shall have the right, exercisable by written notice to the Indemnitee within 30 days of receipt of notice from the Indemnitee of the commencement or assertion of any third party claim in respect of which indemnity may be sought hereunder (the "Indemnity Notice Claim"), to assume and conduct the defenses of such third party claim with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided that (i) the defense of such third party claim by the Indemnitor will not, in the judgment for the Indemnitee, have a material adverse effect of the Indemnitee; and (ii) the Indemnitor has sufficient financial resources (including amounts held in escrow pursuant to the Escrow

Agreement), in the reasonable judgment of the Indemnitee, to satisfy the amount of any adverse monetary judgement that is reasonably likely to result: and (iii) the third parry claim solely seeks (and continues to seek) monetary damages: and
(iv) the Indemnitor expressly agrees :n writing that as between the Indemnitor and the Indemnitee, the Indemnitor shall be solely obligated to satisfy and discharge the third parry claim (the conditions set forth in clauses i through iv) collectively referred to as the "Litigation Conditions"). If the Indemnitor does nor assume the defense of such third parry claim in accordance with this
Section 9.03, the Indemnitee may continue to defend the third party claim. If the Indemnitor has assumed the defense of' a third party claim as provided in this Section 9.03. the Indemnitor will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof provided, however, that if(i) the Litigation Conditions cease to be met, or (ii) the Indemnitor fails to take reasonable steps necessary to defend diligently such third party claim, the Indemnitee may assume its own defense, and the Indemnitor will be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Indemnitor or the Indemnitee, as the case may be, shall have the right to participate in (but to control) at its Own expense, the defense of any third party claim which the other is defending as provided in this Agreement. The Indemnitor, if it shall have assumed the defense of any third party claim as provided in this Agreement, shall not, without the prior written consent of the Indemnitee, consent to a settlement of, or the entry of any judgment arising from, any such third party claim (i) which does not include as a unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee a complete release from all liability in respect of such third party claim, or (ii) which grants any injunctive or equitable relief, or (iii) which may reasonably be expected to have a material adverse effect on the affected business of the Indemnitee. The Indemnitee shall have the right to settle any third party claim, the defense of which has not been assumed by the Indemnitor, with the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Within 30 days after the Determination Date with respect to a third parry claim, the Indemnitor shall pay the Indemnitee the amount of Damages sustained or incurred by the Indemnitee, Interest will accrue on unpaid Damages at the prime rate plus two percent (2%) per annum.

          (c) In the event that liability hereunder does not involve a third party claim, the Indemnitor shall within 30 days after the date of receipt of an Indemnity Notice respond in writing to the Indemnitee (the "Indemnity Response") and set forth with reasonable specificity those items in the Indemnity Notice to which the Indemnitor does not agree as well as the summary basis upon which such disagreement is founded. Within 30 days following the receipt of the Indemnity Response by the Indemnitee, representatives of the Indemnitor and the Indemnitee shall meet to attempt to resolve through good faith negotiations the applicable Indemnification Matters. The parties shall negotiate in good faith for up to 60 days in an attempt to reach a settlement of any disputed matter. In the event that such good faith negotiations are unsuccessful or in the event of any other dispute under this Section IX, the parties shall proceed in accordance with
Section 11.07 of this Agreement.

          (d) (i) If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to any Purchaser Indemnified Party, the Purchaser shall promptly notify the Parent in writing (a "Tax Notice") of such claim a "Tax Claim"). If a Tax Notice is not given to the Parent within a reasonable period of time, or unreasonable detail to apprise the Parent of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, neither the Parent nor the Seller shall be liable to any Purchaser Indemnified Party to the extent that the Parent's or the Seller's position is prejudiced as a result thereof.

          (ii) With respect to any Tax Claim, the Parent and the Seller shall have the right to control and conduct all proceedings and negotiations in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in the Parent's sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in the Parent's sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim ~n any permissible manner. The Parent shall, within 30 days of receipt or' a Tax Notice with respect to a Tax Claim (the "Tax Notice Period"), notify the Purchaser in writing of its intention to control and conduct the proceedings and negotiations in connection with such Tax Claim. In the event that the Parent does notify the Purchaser of its intention to control and conduct the proceedings and negotiations in connection with any Tax Claim as provided above, the Purchaser shall have the right to participate fully in such proceedings and negotiations (including, without limitation, with counsel of its choice), at its sole expense, and the Parent and the Seller shall cooperate fully with the Purchaser in connection with such participation. If the Parent does not deliver to the Purchaser within the Tax Notice Period written notice that it will control and conduct the proceedings and negotiations in connection with a Tax Claim, the Purchaser may control, or cause the applicable Group Member to control, and conduct such proceedings and negotiations in such manner as it may deem appropriate. In the event that the Parent or the Seller do not exercise their right to control and conduct the proceedings and negotiations in connection with any Tax Claim as provided above, the Parent and the Seller shall have the right to participate fully in such proceedings and negotiations (including, without limitation, with counsel of their choice), at their sole expense, and the Purchaser shall, and shall cause each Group Member to, cooperate fully with Parent and the Seller and their accountants and other representatives in connection with such participation, and in all cases the Purchaser shall keep the Parent fully informed as to all matters concerning such Tax Claim and shall promptly notify the Parent in writing of any and all significant developments relating thereto. Without limiting Sections 8.04 and 8.06, the Purchaser and each of its Affiliates shall (and the Purchaser shall cause the Group Members to) cooperate fully with the Parent and the Seller in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Parent's request) the provision to the Parent of records and information which are relevant to such Tax Claim, and making officers and employees available on a timely and mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          (iii) Notwithstanding anything to the contrary contained herein, in no event shall the Purchaser or any Group Member settle or otherwise compromise any Tax Claim without the Parent's prior written consent which may not be withheld for any reason.

          9.04.  Limits on the Liability of the Parent and Seller.  Subject
                 ------------------------------------------------
to the terms of Sections 4.05, 9.07 and 9.08 hereof, the aggregate liability of the Parent and the Seller for Damages and the obligation to make other payments to Purchaser pursuant to this Agreement shall be, limited to an aggregate amount (the "Seller's Liability Amount") equal to Twenty Five Million Dollars (S25.000.000) and, subject to Section 9.08 hereof, the Purchaser, on behalf of itself, its Affiliates and all Purchaser Indemnified Parties, agrees not to seek any Damages or other payments in excess of the Seller's Liability Amount or from sources other than the funds held in escrow pursuant to the Escrow Agreement.

          9.05.  Other Limits on Indemnification.
                 -------------------------------

          (a) Subject to Section 9.08, but notwithstanding anything else in this Section ix or Section X to the contrary and subject to the final sentence of this Section 9.05(a), no Purchaser Indemnified Party shall be entitled to indemnification pursuant to Section 9.01 hereof unless and until the aggregate amount of all Damages to which the indemnity set forth in Section 9.01 relates, sustained or incurred by all Purchaser Indemnified Parties exceeds an aggregate amount (the "Basket Amount") equal to $500,000; provided that the Basket Amount shall be increased, dollar for dollar, by the amount by which the Consolidated Net Working Capital as of the Closing Date (as determined pursuant to Section 8.20) exceeds $85.8 million. Subject to Section 9.04 and Section 9.08, if such Damages exceed the Basket Amount, then the Seller's liability for indemnification under Section 9.01 shall be limited to the amount of such Damages sustained or incurred which exceeds the Basket Amount.

          (b) The representations and warranties contained in or made pursuant to this Agreement shall expire eighteen months from the Closing Date, provided that the representations and warranties contained in Sections 2.07, 2.21, 2.24, 8.15 and 8.20 shall survive for the applicable statute of limitations, and the Medicare Representations shall expire twenty-four months from the Closing Date; provided further that if written notice is properly given under this Section IX with respect to any alleged breach of a representation or warranty to which such party is entitled to be indemnified hereunder prior to the applicable expiration date, such representation or warranty with respect to such specified matter only shall continue indefinitely until the applicable claim is finally resolved.

          9.06.  Losses Net.  The amount of any Damages for which
                 ----------
indemnification is provided under this Section IX or Section X shall be net of Tax benefits actually received by the Indemnitee, and net of any amounts actually recovered by the Indemnitee under insurance policies with respect to such Damages.

          9.07.  Sole and Exclusive Remedy.  After the Closing Date, each
                 -------------------------
party hereto acknowledges and agrees that such party's sole and exclusive remedy with respect to monetary Damages and any and all other monetary claims or payment obligations relating to the subject matter of this Agreement and the transactions contemplated hereby (other than for fraud and other than disputes arising under the second sentence of Section 8.06(b) hereof which disputes shall be resolved as set forth in such Section) shall be in accordance with, and limited by, the indemnification provisions set forth in this Agreement; provided, however, that nothing contained in this Agreement shall in any manner limit the Purchaser's right to seek injunctive and other equitable relief to enforce the obligations of the Seller and the Parent under this Agreement."

          9.08.  Limitation on indemnification.  Notwithstanding anything to
                 -----------------------------
the contrary in this Agreement, (i) there shall be no limitations on the liability (or the sources of recovery of the Seller and the Parent under either
Section 9.04 or Section 9.05 for Damages of the Purchaser which relate to the representations, warranties and indemnifications set forth in Sections 2.01 ("Organization") (in so far as it relates to the due incorporation or organization of the Group Members and the existence of subsidiaries), 2.03 ("Capitalization"), 2.09 ("Title to Assets"), 2.20 ("Authority"), 2.21 ("Ownership of Shares"), 8.02(e) ("Employee Matters"), 8.06 ("TAX Matters"),
8.16 ("NCES Agreement"), 8.20(a)(ii) ("Long-Term Liability Amount"), 8.20(iii') ("Tax Liability Amount"), 9.01(c), (d), (e), (f), (i), (j) and (k), or for fraud, and ii the limitations f Section 9.05 shall not apply to claims of Purchaser based on a breach of the representations and agreements of Parent as set forth in Sections 8.15 ("Accounts Receivable") and 8.20(i) ("Consolidated Net Working Capital").

          9.09.  Limitation on Materiality.  For purposes of the
                 -------------------------
indemnification provided in this Section IX, in determining whether the representations and warranties of the Parent or the Seller have been breached or are inaccurate or the amount of any Damages, no effect will be given to any materiality (including Material Adverse Effect) qualifications set forth in such representations and warranties.

                                   SECTION X
                                   ---------

                              BROKERS AND FINDERS
                              -------------------

          10.01. The Parent's and the Seller's Obligations.  Neither the
                 -----------------------------------------
Purchaser nor any Group Member shall have any obligation to pay any financial advisory, finder's fee or other compensation to any person, firm or corporation claiming by, through or under the Parent, the Seller or any Group Member in connection with the sale of the Shares contemplated by this Agreement and the transactions contemplated herein, and the Parent and the Seller, jointly and severally, hereby agree to defend, indemnify and hold the Purchaser and each Group Member harmless from any Damages sustained or incurred by the Purchaser or such Group Member by reason of any such claim for any such fee or other compensation. It is understood and agreed that the Parent shall be solely responsible for the fees and the expenses of Wasserstein Perella & Co., Inc.
and Warburg Dillon Read LLC ("Warburg") in connection with this Agreement and the transactions contemplated hereby.

          10.02. The Purchaser's Obligations.  Neither the Parent nor the
                 ---------------------------
Seller shall have any obligation to pay any financial advisory, finder's fee or other compensation to any person, firm or corporation claiming by, through or under the Purchaser (or any Affiliate thereof) in connection with this Agreement and the transactions contemplated herein, and the Purchaser hereby agrees to defend, indemnify and hold the Parent and the Seller harmless from any Damages sustained or incurred by the Seller by reason of any such claim for any such fee or other compensation.

                                  SECTION XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          11.01. Notices.  All notices, requests or instructions hereunder
                 -------
shall be in writing and delivered personally or sent by telecopy or registered or certified mail, postage prepaid. return receipt requested, or by FedEx or other recognized overnight courier as follows:

          (a)    if to the Seller or the Parent:

                 NovaCare, Inc.

oral, of the parties, and, except as otherwise provided in Sections 6.03 and
8.05 hereof, no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

          11.02. Assignment.  This Agreement shall not be assignable by any
                 ----------
of the parties hereto except pursuant to a writing executed by all of the parties hereto except that the Purchaser may without the Seller's or the Parent's consent assign its right hereunder to a wholly owned subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder.

          11.03. Further Action.  Each of the parties hereto shall use such
                 --------------
party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

          11.04. Binding Effect.  This Agreement shall be binding upon and
                 --------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.05. Expenses.  Each of the parties hereto shall bear such
                 --------
party's own expenses in connection with this Agreement and the transactions contemplated hereby whether or not the Closing occurs. The Sellers shall pay each Group Member's expenses in connection with this Agreement and the transactions contemplated hereby whether or not the Closing occurs. In the event that there are any direct or indirect real property transfer, personal property transfer or other similar transfer Taxes payable in connection with the transactions contemplated hereby, such Taxes shall be paid one-half by the Purchaser and one-half by the Seller. The Seller and the Purchaser shall share equally the cost of the filing fee required by the HSR Act.

          11.06.    Arbitration.  Subject to Sections 8.06(b) and 9.03(c)
                    -----------
hereof, the parties agree that they shall submit any dispute arising out of or relating to this Agreement. or any breach hereof, to arbitration in accordance with the rules of the American Arbitration Association then in effect, The parties further agree that judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof, The arbitration shall be held in Philadelphia, Pennsylvania.

          11.07.    Schedules and Exhibits.  All Schedules and Exhibits to this
                    ----------------------
Agreement are integral parts of this Agreement. Any item disclosed hereunder on any Schedule hereto shall be deemed disclosed for purposes of the other Schedules hereof provided that the relevance of the disclosed item to the other Schedules is reasonably clear. Without limiting the generality of the foregoing, the fact that any disclosure on any of the Schedules is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on the Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty. The right to indemnification, payment of Damages or other remedy based on the Seller's and the Parent's representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge of the Purchaser acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

          11.08.    Invalidity.  Etc., Should any provision of this Agreement be
                    -----------------
held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          11.09.    Headings.  The headings of this Agreement are for
                    --------
convenience of reference only and are not part of the substance of this Agreement.

          11.10.    Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of laws provisions and principles thereof that would apply the laws of any other jurisdiction.

          11.11.    Counterparts.  This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          11.12.    Construction.  The parties hereto agree that this Agreements
                    ------------
the product of negotiations among sophisticated parties, each of whom was represented by counsel, arid each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.
                                                      ------------------

          11.13.    Assignment of Parent Agreements.  The Parent hereby assigns
                    -------------------------------
to the relevant Company, and such Company hereby accepts and assumes, all the Parent's rights and obligations pursuant to any Parent Agreement set forth on
Schedule 9.02 applicable to such Company.  To the extent that any Parent
-------------
Agreement for rights and obligations thereunder to be assigned to any Company hereunder requires the consent to such assignment by an third party thereto, the Parent shall cooperate fully with such Company in attempting to procure any such consent and in any reasonable arrangement designed to provide such Company with the benefits under any such Parent Agreement. The failure of any Company or the Parent to obtain any such consent shall in no way relieve such Company from its obligation to assume such Parent Agreement (or applicable tights and obligations thereunder) and such Company shall fully and faithfully perform, observe and fulfill all the unfulfilled applicable obligations of the Parent under such Parent Agreement. From and after the Closing Date, the Purchaser shall use its best efforts to obtain promptly and deliver to the Parent, written releases in favor of the Parent with respect to any such obligations and liabilities under all Parent Agreements.

                                  SECTION XII
                                  -----------

                                  DEFINITIONS
                                  -----------

          12.01.    Certain Definitions.  The following terms when used herein
                    -------------------
shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

          "Actions" shall have the meaning set forth in Section 2.15 hereof.

          "Affiliate" means a person or entity who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          "Applicable Law" shall mean the collective reference to any law, rule, regulation, ordinance, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority, in each case excluding any and all Environmental Laws.

          "Beneficiary" shall mean the person(s) or entity(ies) designated by an Employee or Former Employee, by operation of law or otherwise, as the party entitled to compensation, benefits, damages, insurance coverage, payments, indemnification or any other goods or services as a result of any liability or claim under any applicable welfare or benefit plan or program.

          "Benefit Plan" shall have the meaning set forth in Section 2.12 hereof.

          "Best Efforts" or "best efforts" shall mean diligently, promptly and in good faith taking all actions which are reasonable, necessary and appropriate to accomplish the objective requiring the use of best efforts, but shall not include any obligation (a) to make any payment, incur any costs, commit available resources, or forego the receipt of any payment, which in any case is material in amount in light of the required objective, (b) to initiate any lawsuit or other" proceeding to achieve the required objective, or (C) to take any action which is unlawful.

          "Closing" and "Closing Date" shall have the meanings set forth in
Section 4.01 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall have the meaning set forth in the recitals hereof.

          "Competing Business" shall mean any business or other enterprise which engages in the business in which any Group Member currently engages.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 11.02 hereof.

          "Contracts" shall have the meaning set forth in Section 2.10 hereof.

          "Control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through stock ownership, voting rights, governing boards or otherwise.

          "Damages" shall mean any and all losses, claims, demands, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel (however sustained or incurred, including, without limitation, in any action or proceeding involving any third party or involving any other party to this Agreement) sustained or incurred by the Purchaser Indemnified Parties (or any of them) or the Seller Indemnified Parties (or any of them), as the case may be, and other reasonable out-of-pocket costs and expenses incurred in connection with investigating or defending any action, suit or proceeding, commenced or threatened, but excluding punitive damages (other than punitive damages payable to third parties).

          "Determination" shall mean (a) the final non-appealable judgment by a court of competent jurisdiction or arbitrator with respect to any claim covered by Section IX hereof or (b) a compromise and settlement agreement executed and delivered by both the Indemnitor and the Indemnitee with respect to any claim covered by Section IX.

          "Determination Date" shall mean the date the Determination is final, legally binding, and non-appealable.

          "Effective Time" shall mean at the close of business Eastern Standard Time on the Closing Date.

          "Employees" shall mean (i) all individuals with whom a Group Member maintains, on the Closing Date, an employer-employee relationship, including any individuals on lay-off, disability or leave of absence, whether paid or unpaid, and (ii) individuals whose primary role and responsibilities relate to the businesses conducted by the Group.

          "Environmental Laws" shall have the meaning set forth in Section 2.16(b) hereof.

          "Environmental Permits" shall have the meaning set forth in Section 2.l6(b) hereof.

          "ERISA" shall have the meaning set forth in Section 2.12(a) hereof.

          "Financial Statements" shall have the meaning set forth in Section
2.04 hereof.

          "Former Employees" shall mean all individuals as to whom an employer-employee relationship with any Group Member existed prior to the Closing Date, but does not exist on the Closing Date, who remain entitled to benefits under any applicable welfare or benefit plan or program.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Governmental Authority" shall mean the collective reference to any court, tribunal, government, or governmental agency, authority or instrumentality, domestic or foreign.

          "Group" shall mean the Companies and their respective subsidiaries, taken as a whole.

          "Group Member" shall mean, individually, each of the Companies and each of its subsidiaries.

          "Indemnification Matter" shall have the meaning set forth in Section
9.03 hereof.

          "Knowledge of the Parent" shall mean, with respect to a particular fact or other matter, that (i) an individual who is a director or officer of the Parent, the Seller, any Company or any Group Member is actually aware of such fact or other matter or (ii) a reasonably prudent individual in the satisfaction of his or her duties as a director or officer of the Parent, the Seller, any Company or any Group Member would be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation.

          "Knowledge of the Purchaser" shall mean, with respect to a particular fact or other matter, that (i) an individual who is a director or officer of the Purchaser is actually aware of such fact or other matter or (ii) a reasonably prudent individual in the satisfaction of his or her duties as a director or officer of the Purchaser would be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation.

          "Lien" shall mean any mortgage, pledge, encumbrance, charge or other security interest of any kind or nature whatsoever.

          "Managed Company" shall have the meaning set forth in Section 2.01 hereof.

          "Material Adverse Effect" shall mean any circumstance or event which, individually or in the aggregate with any other circumstance or event, is or is reasonably likely to be material and adverse to the assets, properties, businesses, results of operations or financial condition of the Group, taken as a whole, and in any case after application of the proceeds of any insurance or indemnity under any contract or agreement to which any Group Member, the Parent, the Seller or the Purchaser (or any Affiliate thereof) is a parry: provided that the term "Material Adverse Effect" as used herein shall not include any effect attributable to changes in the economy (of the United States or any other country generally changes in the industries ~n which any Group Member engages, or seasonality of the businesses of any Group Member or any changes in reimbursement regulation, legislation or regulatory interpretation, For the purposes of this Agreement, the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Material Adverse Effect shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant (determined without regard to any materiality or Material Adverse Effect qualifiers) to the effect of all other breaches of representations and warranties and covenants of this Agreement (determined without regard to any materiality or Material Adverse Effect qualifiers) for each of the applicable period or periods to which each such representation, warranties or covenants relate, in all cases before applying the materiality standard set forth in the preceding sentence, and then determining whether, for any of the applicable periods, such aggregate sum or effect meets or exceeds the materiality standard set forth in the preceding sentence. For purposes of this definition of Material Adverse Effect, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter is reasonably likely to have.

          "Medicare Representations" shall mean those representations and warranties set forth in Sections 2.16 (c) through (i), 2.25, 2.27, 2.30 and 2.31 herein.

          "Non-PEO Benefit Plans" shall mean the Benefit Plans not maintained pursuant to the Parent NCES Agreement.

          "PEO Benefit Plans" shall mean the Benefit Plans maintained pursuant to the Parent NCES Agreement.

          "Permits" shall have the meaning set forth in Section 2.16(a) hereof.

          "Permitted Liens" shall mean:

          (a) Liens for Taxes which are not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested Taxes are maintained on the books of any Group Member;

          (b) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (c) easements, rights-of-way, restrictions and other similar encumbrances previously incurred in the ordinary course of business which, in respect of properties or assets of the Group. are not material, and which, in the case of such encumbrances on the assets or properties of any Group Member, do not materially detract from the value of any such properties or assets and do not materially interfere with any present use of such properties or assets:

          (d) carriers', warehousemen's, mechanics', materialmen' s, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

          (e) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) statutory and contractual Liens on the property of any Group Member in favor of landlords securing leases; and

          (g) Liens in existence on the Closing Date listed on Schedule 2.09
                                                               -------------
hereto.

          "Pre-Closing Covenants" shall have the meaning set forth in Section 9.05(c) hereof,

          "Protected Employee" shall mean any current or former executive or professional employee of the Group Members or the Purchaser during the period in which the covenant set forth in Section 8.11 hereof are in effect, but excluding any persons who have not been employed by any Group Member or the Purchaser during the two-year period preceding the date on which a determination is made regarding whether a person is a Protected Employee.

          "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.01 hereof.

          "Retro-Premium Insurance Amounts" shall mean any liability or other obligation paid by the Parent or the Seller (or any Affiliate of the Parent or the Seller) (whether by reimbursement to any claims security or escrow funds, any additional premiums on retrospective adjustment or otherwise) under any policies of insurance maintained by the Parent or the Seller (or any Affiliate of the Parent or the Seller) for the benefit of any Group Member attributable to events or occurrences on or prior to the Closing Date.

          "Schedules" shall mean the Schedules attached hereto and made a part of this Agreement.

          "Seller Indemnified Parties" shall have the meaning set forth in
Section 9 02 hereof.

          "Seller's Health Plan" shall have the meaning set forth in Section 8.0 hereof

          "Seller Tax Periods" shall mean and include any and all periods ending on or before the Closing Date, and in addition, the portion of any taxable period that includes, but does not end on or before, the Closing Date that consists of a partial period deemed to end on the Closing Date: provided that in the case of any Seller Tax Period that does not end on or before the Closing Date, for purposes hereof the books and records of the relevant Group Members shall be deemed to have been closed at and as of the Closing Date hereof.

          "Subsidiary" and "Subsidiaries" shall have the meanings set forth in
Section 2.01

          "Taxes" shall have the meaning set forth in Section 2.07 hereof.

          "Tax Claim" shall have the meaning set forth in Section 9.03(d) hereof, "Tax Returns" shall have the meaning set forth in Section 2.07 hereof,

          "Tax Sharing Agreement" shall mean the practice employed by the Parent in causing the Seller and each of the Group Members to pay to the Parent or to the Seller the separate company liability of each Group Member in respect of the consolidated Federal income Tax and state income Tax liabilities of the Parent's or the Seller's tax group, as applicable.

          "Y2K-compliant" shall mean able to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates within and between the twentieth and twenty-first centuries prior to, including and following January 1, 2000, including by: (i) correctly processing day and date calculations; (ii) recognizing January 1, 2001 as a valid date; (iii) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date; (iv) employing only four-digit year representations in software, components and systems owned or operated in connection with any Company or Subsidiary; and (v) incorporating interface programs sufficient to translate accurately to four-digit format (without any burden of interpretation) any two-digit year representations included in software, components or systems, including but not limited to external databases, data warehouses, software systems and user interfaces that send data to or receive data, from software, components or systems used in the Group's business.

                                     * * *

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              SELLER:

                              NC RESOURCES, INC.

                              By: /s/ Michael K. Fox
                                 ------------------------------
                                 Name:
                                 Title

                              PARENT:

                              NOVACARE, INC.

                              By: /s/ Timothy E. Foter
                                 ------------------------------
                                 Name:
                                 Title

                              PURCHASER:

                              SELECT MEDICAL CORPORATION

                              By: /s/ Martin F. Jackson
                                 ------------------------------
                                 Name:
                                 Title